ASSET PURCHASE AGREEMENT

                                  by and among

                              OMNICOM GROUP INC.,

                            TBWA INTERNATIONAL INC.,

                            CHIAT/DAY HOLDINGS, INC.

                                      and

                           CHIAT/DAY INC. ADVERTISING

                               Dated May 11, 1995

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                               TABLE OF CONTENTS

                                   ARTICLE I
                                SALES OF ASSETS

Section 1.1       Company Assets and Liabilities............................   2
        1.1.1     Company Assets Transferred................................   2
        1.1.2     Excluded Company Assets...................................   2
        1.1.3     Assumed Company Liabilities...............................   3
        1.1.4     Retained Company Liabilities..............................   4
Section 1.2       Advertising Assets and Liabilities........................   5
        1.2.1     Advertising Assets Transferred............................   5
        1.2.2     Excluded Advertising Assets...............................   5
        1.2.3     Assumed Advertising Liabilities...........................   6
        1.2.4     Retained Advertising Liabilities..........................   7

                                    ARTICLE II
                           PURCHASE PRICE AND CLOSING

Section 2.1       Purchase Price............................................   8
        2.1.1     Basic Payments............................................   8
        2.1.2     Preferred Stock Loan......................................   9
Section 2.2       Closing...................................................   9
Section 2.3       Purchase of Preferred Stock...............................  11
Section 2.4       Payment of Liabilities and Establishment of
                     Liquidating Trust......................................  11
Section 2.5       Escrow Agreement..........................................  12
Section 2.6       Dissolution; Distribution of the Company's Properties.....  13
Section 2.7       Payment of Obligations to Rights Holders by Advertising...  13

                                   RTICLE III
                         REPRESENTATIONS OF THE SELLERS

Section 3.1       Execution and Validity of Agreement and
                     Related Documents......................................  14
        3.1.1     Execution and Validity of Agreement by the Company........  14
        3.1.2     Execution and Validity of Agreement by Advertising........  14
        3.1.3     Execution and Validity of Related Agreements..............  14
Section 3.2       Capitalization, Existence and Good Standing of
                      the Company...........................................  15
Section 3.2.1     Capitalization............................................  15
        3.2.2     Existence and Good Standing...............................  15
Section 3.3       Subsidiaries and Investments..............................  15
Section 3.4       Financial Statements and No Material Changes..............  16
Section 3.5       Books and Records.........................................  17
Section 3.6       Title to Properties; Encumbrances.........................  17


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Section 3.7       Leases....................................................  18
Section 3.8       Contracts.................................................  18
Section 3.9       Restrictive Documents.....................................  19
Section 3.10      Litigation................................................  20
Section 3.11      Taxes.....................................................  20
        3.11.1    Taxes.....................................................  20
        3.11.2    VAT Legislation...........................................  21
        3.11.3    Additional Representations................................  22
Section 3.12      Liabilities...............................................  22
Section 3.13      Insurance.................................................  22
Section 3.14      Intellectual Properties...................................  22
Section 3.15      Compliance with Laws; Licenses and Permits................  23
        3.15.1    Compliance................................................  23
        3.15.2    Licenses..................................................  23
Section 3.16      Client Relations..........................................  24
Section 3.17      Accounts Receivable; Work-in-Process; Accounts Payable....  24
Section 3.18      Employment Relations......................................  24
Section 3.19      Employee Benefit Matters..................................  25
        3.19.1    List of Plans.............................................  25
        3.19.2    Severance.................................................  25
        3.19.3    No Retiree Benefits.......................................  26
        3.19.4    Plan Compliance...........................................  26
        3.19.5    Additional Representations................................  26
Section 3.20      Interests in Customers, Suppliers, Etc....................  26
Section 3.21      Bank Accounts and Powers of Attorney......................  27
Section 3.22      Compensation of Employees.................................  27
Section 3.23      No Changes Since the Balance Sheet Date...................  27
Section 3.24      Required Approvals, Notices and Consents..................  28
Section 3.25      Corporate Controls........................................  29
Section 3.26      Information Supplied......................................  29
Section 3.27      Brokers...................................................  29
Section 3.28      Other Disclosures.........................................  30
Section 3.29      Copies of Documents; Schedules............................  30

                                   ARTICLE IV
                  REPRESENTATIONS OF OMNICOM AND THE PURCHASER

Section 4.1       Existence and Good Standing...............................  31
Section 4.2       Execution and Validity of Agreements and
                     Related Documents......................................  31
Section 4.3       Restrictive Documents.....................................  31
Section 4.4       Omnicom Stock.............................................  32
Section 4.5       Financial Statements and No Material Changes..............  32
Section 4.6       Litigation................................................  32


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Section 4.7       Consents and Approvals of Governmental Authorities........  33
Section 4.8       Brokers...................................................  33
Section 4.9       Information Supplied......................................  33
Section 4.10      Copies of Documents; Schedules............................  33

                                   ARTICLE V
                            COVENANTS OF THE SELLERS

Section 5.1       Regulatory and Other Approvals............................  33
Section 5.2       HSR Filings...............................................  34
Section 5.3       Investigation by Omnicom and the Purchaser................  34
Section 5.4       No Solicitations..........................................  35
Section 5.5       Conduct of Business.......................................  35
Section 5.6       Financial Information.....................................  38
Section 5.7       Notice and Cure...........................................  38
Section 5.8       Termination of Profit Sharing Plan........................  39
Section 5.9       Consultation..............................................  39
Section 5.10      Company Stockholder Approval..............................  39
Section 5.11      Fulfillment of Conditions.................................  40

                                   ARTICLE VI
                     COVENANTS OF OMNICOM AND THE PURCHASER

Section 6.1       Regulatory and Other Approvals............................  40
Section 6.2       HSR Filings...............................................  40
Section 6.3       Financial Information and Reports.........................  41
Section 6.4       Agreements Regarding Employees............................  41
Section 6.5       Notice and Cure...........................................  42
Section 6.6       Fulfillment of Conditions.................................  42
Section 6.7       Blue Sky; New York Stock Exchange Listing.................  43
Section 6.8       Access to Books and Records...............................  43
Section 6.9       Purchases of Omnicom Stock................................  43
Section 6.10      Financial Results of Combined Businesses..................  43
Section 6.11      Chiat Art Lease; Insurance................................  43
Section 6.12      Exchange Act Filings......................................  44
Section 6.13      Mojo Receivable...........................................  44

                                  ARTICLE VII
                                MUTUAL COVENANTS

Section 7.1       Preparation of Registration Statement.....................  44
Section 7.2       Affiliates' Letters.......................................  45
Section 7.3       Reasonable Efforts to Consummate Transaction..............  46


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Section 7.4       Sales Tax Liability.......................................  46
Section 7.5       Financial Transactions....................................  46
Section 7.6.      Calculation of Revenues...................................  46
        7.6.1     Delivery of Revenues Statement............................  46
        7.6.2     Definition of Annualized Revenues.........................  47
Section 7.7       Public Announcements......................................  48
Section 7.8       Renegotiation of Purchase Price...........................  48

                                  ARTICLE VIII
             CONDITIONS TO OBLIGATIONS OF OMNICOM AND THE PURCHASER

Section 8.1       Representations and Warranties............................  48
Section 8.2       Good Standing Certificates................................  49
Section 8.3       Performance...............................................  49
Section 8.4       Certified Resolutions.....................................  49
Section 8.5       No Litigation.............................................  49
Section 8.6       Regulatory Consents and Approvals.........................  49
Section 8.7       Registration Statement; New York Stock Exchange Listing...  50
Section 8.8       Company Stockholder Approval..............................  50
Section 8.9       Required Approvals, Notices and Consents..................  50
Section 8.10      Pooling of Interests Accounting...........................  50
Section 8.11      Opinion of Counsel........................................  50
Section 8.12      Escrow Agreements.........................................  50
Section 8.13      Employment Agreements.....................................  50
Section 8.14      Non-Competition Agreements................................  51
Section 8.15      Employment/Consulting Agreements..........................  51
Section 8.16      Loss of Client Account....................................  51
Section 8.17      Affiliates Representation Letters.........................  51
Section 8.18      EAR and EPU Holders.......................................  51
Section 8.19      Closing of Profit Sharing Plan Purchase Agreement.........  51
Section 8.20      Repayment of Indebtedness.................................  52
Section 8.21      Material Adverse Effect...................................  52
Section 8.22      Proceedings...............................................  52
Section 8.23      Financial Transactions....................................  52
Section 8.24      Deposit and Pledge Agreement..............................  52

                                   ARTICLE IX
                    CONDITIONS TO OBLIGATIONS OF THE SELLERS

Section 9.1       Representations and Warranties............................  53
Section 9.2       Good Standing Certificates................................  53
Section 9.3       Performance...............................................  53
Section 9.4       Certified Resolutions.....................................  53


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Section 9.5       No Litigation.............................................  53
Section 9.6       Regulatory Consents and Approvals.........................  53
Section 9.7       Registration Statement, New York Stock Exchange Listing...  54
Section 9.8       Company Stockholder Approval..............................  54
Section 9.9       Opinion of Counsel........................................  54
Section 9.10      Employment Agreements.....................................  54
Section 9.11      Employment/Consulting Agreements..........................  54
Section 9.12      Increased Revenues of the Sellers.........................  54
Section 9.13      Proceedings...............................................  55
Section 9.14      Financial Transactions....................................  55
Section 9.15      Incentive Agreement.......................................  55
Section 9.16      Escrow Agreements.........................................  55
Section 9.17      Closing of Profit Sharing Plan Purchase Agreement.........  55
Section 9.18      Material Adverse Effect...................................  55


                                   ARTICLE X
                             ADDITIONAL AGREEMENTS

Section 10.1      Change of Name of Sellers.................................  55
Section 10.2      Change of Name of TBWA Advertising Inc....................  56
Section 10.3      Allocation of Purchase Price..............................  56
Section 10.4      Future Tax Returns........................................  56
Section 10.5      Tax Elections.............................................  57
Section 10.6      Canadian Elections........................................  57
Section 10.7      Dispute Resolution........................................  57
Section 10.8      Termination...............................................  58
Section 10.9      Effect of Termination.....................................  58
Section 10.10     Bulk Transfer Laws........................................  58
Section 10.11     No Merger.................................................  59
Section 10.12     Transfer Tax Compliance...................................  59
Section 10.13     Indebtedness to the Purchaser.............................  59

                                   ARTICLE XI
                           SURVIVAL; INDEMNIFICATION

Section 11.1      Survival..................................................  59
Section 11.2      Obligation of the Company to Indemnify....................  60
Section 11.3      Indemnification Procedures................................  60
        11.3.1    Notice of Asserted Liability..............................  60
        11.3.2    Defense of Asserted Liability.............................  60
        11.3.3    Cooperation...............................................  60
        11.3.4    Settlements...............................................  61
Section 11.4      Limitations on Indemnification............................  61


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        11.4.1    Indemnity Cushion.........................................  61
        11.4.2    Termination of Indemnification Obligations and
                     Other Limitations......................................  61
        11.4.3    Treatment.................................................  62
        11.4.4    Tax Effects...............................................  62

                                  ARTICLE XII
                                 MISCELLANEOUS

Section 12.1      Expenses..................................................  63
Section 12.2      Governing Law.............................................  63
Section 12.3      Jurisdiction..............................................  63
Section 12.4      Person Defined............................................  63
Section 12.5      Knowledge Defined.........................................  64
Section 12.6      Affiliate Defined.........................................  64
Section 12.7      Captions..................................................  64
Section 12.8      Confidentiality...........................................  64
Section 12.9      Notices...................................................  64
Section 12.10     Parties in Interest.......................................  65
Section 12.11     Severability..............................................  66
Section 12.12     Counterparts..............................................  66
Section 12.13     Entire Agreement..........................................  66
Section 12.14     Amendment.................................................  66
Section 12.15     Third Party Beneficiaries.................................  66
Section 12.16     Extension; Waiver.........................................  66
Section 12.17     Exchange Rate.............................................  66



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                                    EXHIBITS

Exhibit A           Escrow Agreement
Exhibit B           Affiliates Representation Letter
Exhibit C           Opinion of Simpson Thacher & Bartlett
Exhibit D           Letter from Coopers & Lybrand LLP
Exhibit E           Letter from Arthur Andersen LLP
Exhibit F           Form Non-Competition Agreement
Exhibit G           Form Jay Chiat Non-Competition Agreement
Exhibit H           Consent Letter
Exhibit I           Opinion of Davis & Gilbert

                                    ANNEXES

Annex I             Additional Tax Representations
Annex II            Additional Employee Benefit Plan Representations

                                   SCHEDULES

Schedule 1.1.4(ix)  Company Guarantees
Schedule 3.2        Foreign Qualifications
Schedule 3.3        Subsidiaries
Schedule 3.4A       Financial Statements
Schedule 3.4B       GAAP Exceptions
Schedule 3.5        Books and Records
Schedule 3.6        Title to Properties; Encumbrances
Schedule 3.7        Leases
Schedule 3.8        Contracts
Schedule 3.9        Restrictive Documents
Schedule 3.10       Litigation
Schedule 3.11       Taxes
Schedule 3.13       Insurance
Schedule 3.14       Intellectual Properties
Schedule 3.16       Client Relations
Schedule 3.19       Employee Benefit Matters
Schedule 3.20       Interests in Customers; Suppliers
Schedule 3.21       Bank Accounts and Powers of Attorney
Schedule 3.22       Compensation of Employees
Schedule 3.23       Changes Since the Balance Sheet Date
Schedule 3.24       Approvals, Notices and Consents of Sellers
Schedule 4.3        Restrictive Documents
Schedule 4.7        Approvals, Notices and Consents of Purchaser
Schedule 5.5        Conduct of Business

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

Schedule 6.4        Benefits Offered to Affected Employees
Schedule 7.8        Calculation of EBIT


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


                             Index of Defined Terms


Term                                                                       Page
- ----                                                                       ----
Advertising...................................................................1
Advertising Assets............................................................5
Advertising Balance Sheet....................................................16
Advertising Contracts.........................................................6
Advertising Stock Sale Agreement..............................................2
Affected Employees...........................................................41
Affiliate....................................................................64
Agreement.................................................................... 1
Amended and Restated Credit Agreement........................................18
Annualized Revenues..........................................................47
Arbitrator...................................................................57
Asserted Liability...........................................................60
Assets........................................................................5
Assumed Advertising Liabilities...............................................7
Assumed Company Liabilities...................................................3
Assumed Liabilities...........................................................7
Balance Sheet................................................................17
Balance Sheet Date...........................................................17
Businesses....................................................................1
Chiat Consulting Agreement...................................................36
Claims Notice................................................................60
Closing......................................................................10
Closing Date.................................................................10
Clow Employment Agreement....................................................36
Code.........................................................................26
Common Stock.................................................................12
Company.......................................................................1
Company Affiliates...........................................................45
Company Assets................................................................2
Company Balance Sheet........................................................16
Company Contracts.............................................................3
Contributed Stock.............................................................9
Deposit and Pledge Agreement.................................................52
Distribution Date............................................................12
EARs.........................................................................13
EAR Plan.....................................................................13

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Term                                                                       Page
- ----                                                                       ----
EBIT.........................................................................48
EPUs.........................................................................13
EPU Plan.....................................................................13
ERISA........................................................................25
Escrow Agent.................................................................12
Escrow Agreement.............................................................12
Escrow Funds.................................................................12
Excluded Advertising Assets.................................................. 5
Excluded Assets...............................................................6
Excluded Company Assets.......................................................2
Execution Date................................................................1
GAAP.........................................................................17
Gains Tax....................................................................59
General Escrow Fund..........................................................12
Group........................................................................50
HSR Act......................................................................34
Inactive Subsidiary..........................................................16
Indemnified Parties..........................................................60
Information Statement........................................................29
Intellectual Property........................................................23
International................................................................16
Knowledge....................................................................64
Liabilities..................................................................22
Licenses.....................................................................23
Liens.........................................................................2
Liquidating Trust............................................................11
Liquidating Trust Escrow Fund................................................13
Losses.......................................................................60
Lost Clients.................................................................47
Market Value..................................................................9
Material Adverse Effect......................................................20
Measuring Month..............................................................47
Measuring Period.............................................................47
Mojo Receivable..............................................................30
New Clients..................................................................47
Omnicom.......................................................................1
Omnicom Group................................................................41
Omnicom Stock.................................................................8
Original Clients.............................................................47

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Term                                                                       Page
- ----                                                                       ----
Person.......................................................................63
Plan.........................................................................25
Post Execution Date Event....................................................39
Preferred Stock..............................................................11
Preferred Stock Purchase Date................................................11
Profit Sharing Plan..........................................................11
Profit Sharing Plan Purchase Agreement.......................................11
Prospectus Materials.........................................................44
Publication Date.............................................................12
Purchase Price................................................................8
Purchase Price Allocation....................................................56
Purchaser.....................................................................1
Registration Statement.......................................................29
Related Group................................................................26
Representatives..............................................................34
Requirements of Law..........................................................23
Retained Advertising Liabilities..............................................7
Retained Company Liabilities..................................................4
Retained Liabilities..........................................................7
Revenues Statement...........................................................47
Sales Taxes..................................................................46
SEC..........................................................................29
Securities Act...............................................................29
Sellers.......................................................................1
Special Escrow Fund..........................................................12
Stockholders.................................................................11
Subsidiary...................................................................16
Taxes........................................................................20
Termination Date.............................................................61
Third Party Claim............................................................60
Transaction Costs............................................................30
Transfer Taxes...............................................................59
VAT..........................................................................20

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




                            ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT (the "Agreement") dated May 11, 1995 (the "Execution Date") by and among OMNICOM GROUP INC., a New York corporation ("Omnicom"); TBWA INTERNATIONAL INC., a Delaware corporation and wholly-owned subsidiary of Omnicom (the "Purchaser"); CHIAT/DAY HOLDINGS, INC., a Delaware corporation (the "Company"); and CHIAT/DAY INC. ADVERTISING, a Delaware corporation, and wholly-owned subsidiary of the Company ("Advertising"; together with the Company, sometimes collectively referred to herein as the "Sellers").


                             W I T N E S S E T H :


     WHEREAS,   the  Sellers  are  engaged  in  the  advertising  business  (the
"Businesses");

     WHEREAS, the Sellers wish to sell, and the Purchaser wishes to purchase, the assets of the Sellers relating to the Businesses, and in connection therewith, the Purchaser has agreed to assume the liabilities of the Sellers relating to the Businesses, all upon the terms and subject to the conditions of this Agreement; and

     WHEREAS, the respective Boards of Directors of the Company, Advertising, Omnicom and the Purchaser have approved this Agreement and the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                                   ARTICLE I

                                SALES OF ASSETS

     Section 1.1 Company Assets and Liabilities.

     1.1.1 Company Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, the Company will sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser will purchase, at the Closing (as defined in Section 2.2), free and clear of all mortgages, liens, security interests, encumbrances, claims, charges, hypothecates and restrictions of any kind or character (collectively, "Liens"), except as set forth in Section 3.6, all of the Company's right, title and interest in, to and under all of the Company's assets, properties and business, of every kind and description and wherever located, including without limitation, (i) all of the issued and outstanding shares of capital stock owned directly by the Company in any other corporations (except for any shares of capital stock owned in Advertising and any other subsidiaries of the Company which are designated on Schedule 3.3 as an Inactive Subsidiary (as defined in Section 3.3)); (ii) all of the assets, properties and rights of the Company on the Company Balance Sheet (referred to in Section 3.4) as modified or changed between the Balance Sheet Date (as defined in Section 3.4) and the Closing Date (as defined in Section 2.2) without violation of the provisions of Section 3.23 or Section 5.5; (iii) the Chiat Consulting Agreement and the Clow Employment Agreement (each as defined in
Section 5.5(xi) below); and (iv) all other property, tangible and intangible, real, personal or mixed, cash, securities, bank accounts, accounts receivable, goodwill, the trade name "Chiat/Day", the Company's and Advertising's corporate name, advances, deposits, prepayments, inventories, work-in-process, expenditures billable to clients, supplies, leaseholds, leasehold improvements, fixtures, machinery, equipment, vehicles, office furnishings and fixtures, claims of all kinds, rights under contracts, client lists, open media commitments and purchase orders, licenses, insurance policies, trade names of the Company and each of its subsidiaries, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, publication rights, trade secrets, all other intellectual property, and all books and records of the Company (collectively, the "Company Assets").

     1.1.2 Excluded Company Assets. Anything in Section 1.1.1 to the contrary notwithstanding, there shall be excluded from the assets, properties, rights and business to be transferred to the Purchaser hereunder the following (collectively, the "Excluded Company Assets"): (i) the corporate seal, minute book, charter documents and stock records of the Company, (ii) the issued and outstanding capital stock of Advertising and any Inactive Subsidiary (including without limitation, Chiat/Day Direct Marketing, Inc.), (iii) rights arising under the stock purchase agreement of even date herewith between the Company and Adelaide Horton relating to the sale of the capital stock of Advertising (the "Advertising Stock Sale Agreement"), other than the right to receive the cash purchase price receivable thereunder to the extent reflected in the books and records of the Company, (iv) any rights of the Company or any subsidiary of the Company in and to the assets described in Sections 1.2.2(iii) and (iv) below.

     1.1.3 Assumed Company Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Company Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser agrees to:

          (i) assume, pay and discharge in due course all debts and liabilities of the Company existing on the Closing Date to the extent duly reflected in the books and records of the Company, including without limitation, (x) any indebtedness owing by the Company to Omnicom or any of its affiliates (as defined in Section 12.6) (whether pursuant to Sections 2.1.2, 2.3 or 7.5 hereof or otherwise), and (y) all debts and liabilities to the extent reflected on the Company Balance Sheet, as modified or changed between the Balance Sheet Date and the Closing Date in the ordinary course of business, and provided that the Purchaser will not assume or discharge debts or liabilities, if any, incurred by the Company as a result of transactions that the Company may enter in violation of this Agreement and which are not recorded on the books and records of the Company, or liabilities not related to the operating Businesses to the extent provided in Section l.l.4;

          (ii) assume, observe, perform and fulfill all terms and conditions of all executory contracts, agreements, licenses, leases, commitments and undertakings of the Company ("Company Contracts") including those incurred by the Company subsequent to the Balance Sheet Date, provided that the Purchaser will not assume or discharge any of the Company Contracts entered into in violation of this Agreement or those contracts not related to the operating Businesses to the extent provided in Section 1.1.4 (including without limitation those contracts marked on any Schedule to this Agreement as not being assigned to and assumed by the Purchaser);

          (iii) assume, pay and discharge the liability for Sales Taxes arising out of the transfer of the Company Assets to the Purchaser to the extent provided in Section 7.4;

          (iv) assume, pay and discharge the liability for all Transaction Costs (as defined in Section 3.28); and

          (v) assume, pay and discharge the liability for any severance benefits payable by the Company as a result of the termination of any employee prior to the Closing at the written request of Omnicom or the Purchaser.

     The items referred to in this Section 1.1.3 are collectively referred to as the "Assumed Company Liabilities".

     1.1.4 Retained Company Liabilities. The Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, the following non-operating liabilities of the Company (the "Retained Company Liabilities"):

          (i) except as otherwise provided in Section 1.1.3(iii), any tax liability arising out of or in connection with or resulting from the transactions contemplated by this Agreement;

          (ii) any obligation of the Company to distribute to its stockholders or the Liquidating Trust (as defined in Section 2.4) or the Escrow Funds (as defined in Section 2.5) or otherwise apply the Purchase Price (as defined in Section 2.1) paid to it pursuant to this Agreement;

          (iii) any liability or obligation under the Profit Sharing Plan Purchase Agreement (as defined in Section 2.3);

          (iv) any liability or obligation of the Company for taxes imposed on or measured by the income or capital of the Company, sales, payroll, or other Taxes (as defined in Section 3.11), or any interest or penalties thereon, applicable to or arising from any period, except with respect to periods ending on or prior to October 31, 1994 to the extent provided for on the Company Balance Sheet;

          (v) any liability or obligation of the Company which was required to be disclosed to the Purchaser pursuant to this Agreement and which was not so disclosed, provided that any liability or obligation reflected on the Company Balance Sheet shall be deemed to have been disclosed to the Purchaser to the extent reserved for thereon;

          (vi) any liability or obligation of the Company arising from the failure of the Company to perform or discharge any of its agreements contained herein;

          (vii) any claim, cause of action, proceeding or other litigation pending or threatened on the Closing Date or which is initiated at any time thereafter, against the Company and which is based on acts, facts, circumstances, events or conditions occurring or existing prior to the Closing except to the extent reserved against on the Company Balance Sheet or to the extent disclosed to the Purchaser on Schedule 3.10;

          (viii) any liability or obligation under the Advertising Stock Sale Agreement;

          (ix) any liability or obligation of the Company under any guarantee issued by the Company, except for those guarantees set forth on Schedule 1.1.4(ix);

          (x) except as otherwise provided in Section 1.1.3, any liability or obligation of the Company with respect to any plan, policy, arrangement or agreement providing employment benefits or compensation to employees or severance payments (if any) arising solely by reason of the consummation of this Agreement, including any Plan referred to in Section 3.19, other than
     (x) employment, consulting or severance agreements and Plans specifically assumed by the Purchaser, (y) any liability reserved for on the Company Balance Sheet to the extent reserved for thereon, or (z) any liability incurred between the Balance Sheet Date and the Closing Date and which relates to the ordinary and normal course of business;

          (xi) any liability or obligation of the Company arising under the Deed of Transfer and Acceptance of Shares agreement, dated February 16, 1993 between the Company and FCB International, Inc.; and

          (xii) any liability or obligation of the Company incurred by or accruing to the Company after the Closing Date unless specifically assumed by the Purchaser under this Agreement.

     Section 1.2 Advertising Assets and Liabilities.

     1.2.1 Advertising Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, Advertising will sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser will purchase, at the Closing, free and clear of all Liens, except as set forth in Section 3.6, all of Advertising's right, title and interest in, to and under all of Advertising's assets, properties and business, of every kind and description and wherever located, including without limitation, (i) all of the issued and outstanding shares of capital stock directly owned by Advertising (except for any shares of capital stock owned in any subsidiaries which are designated on Schedule 3.3 as an Inactive Subsidiary), (ii) all of the assets, properties and rights of Advertising on the Advertising Balance Sheet (referred to in Section 3.4) as modified or changed between the Balance Sheet Date and the Closing Date without violation of the provisions of Section 3.23 or Section 5.5 and (iii) all other property, tangible and intangible, real, personal or mixed, cash, securities, bank accounts, accounts receivable, goodwill, advances, deposits, prepayments, inventories, work-in-process, expenditures billable to clients, supplies, leaseholds, leasehold improvements, fixtures, machinery, equipment, vehicles, office furnishings and fixtures, claims of all kinds, rights under contracts, client lists, open media commitments and purchase orders, licenses, insurance policies, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, publication rights, trade secrets, all other intellectual property, and all books and records of Advertising
(collectively, the "Advertising Assets"; and together with the Company Assets but excluding the Excluded Assets (as defined in Section 1.2.2 below), sometimes collectively referred to herein as the "Assets").

     1.2.2 Excluded Advertising Assets. Anything in Section 1.2.1 to the contrary notwithstanding, there shall be excluded from the assets, properties, rights and business to be transferred to the Purchaser hereunder the following

(collectively, the "Excluded Advertising Assets"; and together with the Excluded Company Assets, sometimes collectively referred to herein as the "Excluded Assets"): (i) the corporate seal, minute book, charter documents and stock records of Advertising, (ii) the issued and outstanding capital stock of the Company and any Inactive Subsidiary (including without limitation Chiat/Day Direct Marketing, Inc.), (iii) any and all rights of Advertising in, to and under the lease relating to, all tenant improvements made to and all furniture and other appurtenances from time to time on the premises of, the residential townhouse at 149 East 38th Street, New York, New York and (iv) any and all rights of Advertising in or to the legal action entitled Chiat/Day Direct Marketing, Inc. f/k/a Perkins/Butler Direct Marketing, Inc. v. National Car Rental Systems, Inc., No. 93 Civ. 2717 (S.D.N.Y.), including without limitation, the sole and exclusive right to prosecute such legal action and to any proceeds resulting therefrom received after Closing, whether by way of judgment, settlement or otherwise (the value of such asset having been obtained by the Purchaser through the right to receive the cash purchase price receivable under the Advertising Stock Sale Agreement to the extent reflected in the books and records of the Company); provided, however, if prior to the Closing such action is fully resolved, whether by judgment, settlement or otherwise, and the proceeds thereof are received by Advertising, such asset shall not be an Excluded Asset.

     1.2.3 Assumed Advertising Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Advertising Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser agrees to:

          (i) assume, pay and discharge in due course all debts and liabilities of Advertising existing on the Closing Date to the extent duly reflected in the books and records of Advertising, including without limitation, (x) any indebtedness owing by Advertising to Omnicom or any of its affiliates (whether pursuant to Sections 2.1.2, 2.3 or 7.5 hereof or otherwise), and
     (y) all debts and liabilities to the extent reflected on the Advertising Balance Sheet, as modified or changed between the Balance Sheet Date and the Closing Date in the ordinary course of business, provided that the Purchaser will not assume or discharge debts or liabilities, if any, incurred by Advertising as a result of transactions that Advertising may enter in violation of this Agreement and which are not recorded on the books and records of Advertising or liabilities not related to the operating Businesses to the extent provided in Section l.2.4 (including without limitation those contracts marked on any Schedule to this Agreement as not being assigned to and assumed by the Purchaser);

          (ii) assume, observe, perform and fulfill all terms and conditions of all executory contracts, agreements, licenses, leases, commitments and undertakings of Advertising ("Advertising Contracts"), including those incurred by Advertising subsequent to the Balance Sheet Date, provided that the Purchaser will not assume or discharge any of the Advertising Contracts entered into in violation of this Agreement or those contracts not related to the operating Businesses to the extent provided in Section 1.2.4

     (including without limitation those contracts marked on any Schedule to this Agreement as not being assigned to and assumed by the Purchaser);

          (iii) assume, pay and discharge the liability for Sales Taxes arising out of the transfer of the Advertising Assets to the Purchaser to the extent as provided in Section 7.4; and

          (iv) assume, pay and discharge the liability for any severance benefits payable by Advertising as a result of the termination of any employee prior to the Closing at the written request of Omnicom or the Purchaser.

     The items referred to in this Section 1.2.3 are collectively referred to as the "Assumed Advertising Liabilities"; and together with the Assumed Company Liabilities, collectively, the "Assumed Liabilities."

     1.2.4 Retained Advertising Liabilities. The Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, the following non-operating liabilities of Advertising (the "Retained Advertising Liabilities"; and together with the Retained Company Liabilities, sometimes collectively referred to herein as the "Retained Liabilities"):

          (i) except as otherwise provided in Section 1.2.3(iii), any tax liability arising out of or in connection with or resulting from the transactions contemplated by this Agreement;

          (ii) any obligation of Advertising to distribute to its stockholder or the participants in the EAR Plan and EPU Plan (as defined in Section 2.7 below) or the Liquidating Trust Escrow Fund (as defined in Section 2.7) or the Escrow Funds or otherwise apply the Purchase Price paid to it pursuant to this Agreement;

          (iii) any liability or obligation under the lease agreement dated June 1, 1987, as amended, relating to the residential townhouse at 149 East 38th Street, New York, New York;

          (iv) any liability or obligation of Advertising under the EAR Plan and the EPU Plan;

          (v) any liability or obligation of Advertising for taxes imposed on or measured by the income or capital of Advertising, sales, payroll, or other Taxes or any interest or penalties thereon, applicable to or arising from any period, except with respect to periods ending on or prior to October 31, 1994 to the extent provided for on the Advertising Balance Sheet;

          (vi) any liability or obligation of Advertising which was required to be disclosed to the Purchaser pursuant to this Agreement and which was not so disclosed, provided that any liability or obligation reflected on the Advertising Balance Sheet shall be deemed to have been disclosed to the Purchaser to the extent reserved for thereon;

          (vii) any liability or obligation of Advertising arising out of the failure of Advertising to perform or discharge any of its agreements contained herein;

          (viii) except as otherwise provided in Section 1.2.3, any liability or obligation of Advertising with respect to any plan, policy, arrangement or agreement providing employment benefits or compensation to employees or severance benefits (if any) arising solely by reason of the consummation of this Agreement, including any Plan referred to in Section 3.19, other than
     (x) employment, consulting or severance agreements and Plans specifically assumed by the Purchaser, (y) any liability reserved for on the Advertising Balance Sheet to the extent provided for thereon, or (z) any liability incurred between the Balance Sheet Date and the Closing Date and which relates to the ordinary and normal course of business;

          (ix) any claim, cause of action, proceeding or other litigation pending or threatened on the Closing Date or which is initiated at any time thereafter against Advertising and which is based on acts, facts, circumstances, events or conditions occurring or existing prior to the Closing except to the extent provided for on the Advertising Balance Sheet or to the extent disclosed to the Purchaser on Schedule 3.10; and

          (x) any liability or obligation of Advertising incurred by or accruing to Advertising after the Closing Date unless specifically assumed by the Purchaser under this Agreement.


                                   ARTICLE II

                           PURCHASE PRICE AND CLOSING

     Section 2.1 Purchase Price. In full consideration for the purchase by the Purchaser of the Assets, the purchase price (the "Purchase Price") shall be calculated and paid by the Purchaser as follows:

     2.1.1 Basic Payments. (a) At the Closing, the Purchaser will pay the Company shares of Omnicom Group Inc. common stock, par value $.50 per share ("Omnicom Stock"), having an aggregate Market Value (as defined below) of (i) if the Closing Date is on or prior to October 31, 1995, (x) $11,180,563 plus (y) an amount equal to $2,418 multiplied by the number of days in the period commencing on the Closing Date and ending on October 31, 1995 or (ii) if the Closing Date is after October 31, 1995 and on or prior to December 31, 1995, (1) $11,930,880 plus (2) an amount equal to $2,418 multiplied by the number of days in the period commencing on the Closing Date and ending on December 31, 1995, in each case rounded to the nearest full share. As used in this Agreement the term, "Market Value" shall mean the average of the closing prices per share of Omnicom Stock reported on the New York Stock Exchange for the 20 consecutive trading days ending three business days immediately prior to the Closing Date. The closing price for each day shall be the closing price on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on the New York Stock Exchange) or, if such a composite tape shall not be in use or shall not report transactions in the Omnicom Stock, or if the Omnicom Stock shall be listed on a stock exchange other than the New York Stock Exchange, the last reported sales price regular way on the principal national securities exchange on which the Omnicom Stock shall be listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Omnicom Stock has been traded during such twenty consecutive business days), or, in either case, if there is no transaction on any such day, the average of the bid and asked prices regular way on such day.

     (b) At the Closing, the Purchaser will pay Advertising shares of Omnicom Stock having an aggregate Market Value of $14,000,000, rounded to the nearest full share.

     (c) All certificates representing Omnicom Stock to be paid by the Purchaser to the Company or Advertising at the Closing shall be registered in such names and represent such number of shares as the Company and Advertising may request.

     (d) On the Closing Date, the Company shall contribute to Advertising such number of shares of Omnicom Stock (valued at the Market Value) as may be necessary to insure that, after giving effect to the distributions described in
Section 2.7 hereof, the obligations of the Company and Advertising to holders of EPUs and EARs (each as defined in Section 2.7 below) will be satisfied (such contributed shares, the "Contributed Stock").

     2.1.2 Preferred Stock Loan. On the day prior to the Closing Date the Purchaser shall lend the Company an amount equal to the outstanding balance of the loan (including accrued and unpaid interest) described in Section 2.3(b) and the Company shall use the proceeds of such loan from the Purchaser to repay the loan (including accrued and unpaid interest) described in Section 2.3(b). At the Closing, the Purchaser shall cancel its loan to the Company described in the preceding sentence.

     Section 2.2 Closing. (a) Not more than five days from the occurrence of the special meeting of stockholders of the Company contemplated by Section 5.10, Omnicom shall notify the other parties to this Agreement of its desire to close, specifying a closing date not more than thirty days following the date of mailing of such notice of its intention to close, provided that the parties hereto shall use their best efforts to close on or prior to August 31, 1995, and provided further that if the Closing does not occur on or prior to August 31, 1995, the parties agree to use their best efforts to close as soon as is practicable after October 31, 1995. The transfer of the Assets and Assumed

Liabilities to the Purchaser and delivery of the Purchase Price in exchange therefor (the "Closing") shall take place at 10:00 a.m. at the offices of Davis & Gilbert, 1740 Broadway, New York, New York on the date so determined (the "Closing Date"). In the event a proceeding shall have been instituted attacking the legality of this Agreement or seeking to enjoin its consummation, or there is a pending dispute being resolved under Section 10.7 to determine whether the condition of Closing set forth in the last sentence of Section 8.21 has been satisfied, then the Closing Date shall be suspended pending a final determination of any such proceeding or dispute, unless any party to this Agreement avails itself of the right to terminate this Agreement as permitted by
Section 10.8.

     (b) At the Closing, each of the Sellers shall, by delivery of appropriate deeds, assignments, bills of sale or other documents of transfer and any necessary consents, transfer to the Purchaser title as required by this Agreement to all of the Assets. Notwithstanding anything to the contrary contained in this Agreement, each of the Sellers may retain its respective stockholder and minute books, stock record books and such of its other corporate and accounting records as it may be required to keep in order to conclude its affairs, liquidate and dissolve, in the case of the Company, or to continue its existence, in the case of Advertising, but the Sellers shall afford Omnicom and the Purchaser such reasonable access to such records as Omnicom and the Purchaser may require.

     (c) At the Closing, the Purchaser shall deliver to the Sellers one or more written instruments of assumption in such form as the Sellers or their counsel shall reasonably request to effect the assumption by the Purchaser as required by this Agreement of all of the Assumed Liabilities.

     (d) Each of the Sellers will, from time to time, at the request of the Purchaser, whether at or after the Closing Date, execute and deliver such other and further instruments of conveyance, assignments, transfer and consent as the Purchaser or its counsel may reasonably require for the most effectual conveyance and transfer of the Assets to the Purchaser, and the Sellers will assist the Purchaser in the collections and reduction to possession of the Assets and the Businesses.

     (e) Anything in this Agreement to the contrary notwithstanding, in the event an assignment or purported assignment of any of the Company Contracts or Advertising Contracts, or any claim, right or benefit arising thereunder or resulting therefrom, without the consent of other parties thereto, would constitute a breach thereof or would not result in the Purchaser receiving all of the rights of the Company or Advertising thereunder, such contract shall be deemed not to have been assigned by the Sellers to the Purchaser. In those circumstances, if requested by the Purchaser, the Sellers will use their best efforts to obtain any such consent. If such consent is not obtained and is required to effectively assign the Company Contract or Advertising Contract to the Purchaser, the Sellers will cooperate with the Purchaser in any reasonable arrangement to provide the Purchaser with the full claims, rights and benefits under any such Company Contracts or Advertising Contracts, including enforcement at the cost and for the benefit of the Purchaser of any and all rights of the Company or Advertising, as the case may be, against a third party thereto arising out of the breach or cancellation by such third party or otherwise, and any amount received by the Company or Advertising in respect thereof shall be held for and paid over to the Purchaser.

     Section 2.3 Purchase of Preferred Stock. (a) On or about July 1, 1995 (the "Preferred Stock Purchase Date"), the Trustee of the Chiat/Day Profit Sharing Plan and 401(k) Plan (the "Profit Sharing Plan"), the sole record owner of the Preferred Stock, cumulative, $.01 par value per share, of the Company (the "Preferred Stock"), will sell for a cash payment of $14,081,773.93 all the shares of Preferred Stock it owns to the Company pursuant to the terms of that certain agreement of even date herewith (the "Profit Sharing Plan Purchase Agreement") between Michael Kooper, a Trustee of the Profit Sharing Plan and the Company.

     (b) On the Preferred Stock Purchase Date, Omnicom shall guarantee or cause one of its affiliates to guarantee a loan to the Company in the principal amount of $14,081,773.93 from a bank acceptable to Omnicom and on terms acceptable to Omnicom, and the Company shall apply the proceeds of such loan to purchase the Preferred Stock pursuant to the Profit Sharing Plan Purchase Agreement.

     Section 2.4 Payment of Liabilities and Establishment of Liquidating Trust. Immediately upon Closing, the Company shall make provision for the payment and satisfaction of all obligations and liabilities of the Company and Advertising not constituting Assumed Liabilities. In the course of its orderly winding-up process, the Company shall cause to be created a liquidating trust (the "Liquidating Trust") for and on behalf of the Company's Class A and Class B stockholders (collectively, the "Stockholders"). Approval of the creation and operation of the Liquidating Trust, as well as the identity of (or means of selecting) the trustee or trustees thereof, shall be included in the resolution to be acted upon by the Company's stockholders entitled to vote upon and adopt the plan of voluntary dissolution. Such resolution shall provide for (x) the Company's Stockholders' acceptance of such trustee or trustees as their collective agent under the terms of the Liquidating Trust; and (y) such trustee or trustees (i) to receive on their behalf liquidating distributions from the Company; (ii) to act as the agent of the Company's Stockholders in connection with the administration of the Escrow Agreement, from and after the transfer by the Company to the Liquidating Trust of the Company's right and interests therein; (iii) to respond to the assertion of any and all claims for indemnification by the Purchaser, and to assert claims, pursuant to the terms of the Escrow Agreement, and the provisions of this Agreement pertaining thereto; and (iv) to complete the winding up of the Company's affairs and payment of its liabilities not assumed by the Purchaser pursuant to this Agreement from the assets of the Liquidating Trust. The terms of the Liquidating Trust shall include provisions, among others, which:

     (a) provide for receipt from the Company of all of the liquidating distributions (other than the initial distribution described in Section 2.6 hereof) from the Company for and on behalf of the Company's Stockholders, which receipt shall include the Company's interests and right to receive any distributions from the General Escrow Fund and the Special Escrow Fund (as such terms are defined below in Section 2.5), and the Omnicom Stock;

     (b) provide for the trustee or trustees (and their successor trustees, if any) to serve as the party designated to act for the Company and for and on behalf of the Stockholders, under the Escrow Agreement; and

     (c) provide that the duration of the Liquidating Trust will extend at least to the termination of the Escrow Agreement.

     Section 2.5 Escrow Agreement. Solely to fund (together on a pro-rata basis with the holders of EARs and EPUs) and secure the indemnification obligations of the Company described in Section 11.2, on the Distribution Date the Company for and on behalf of itself and the Stockholders (i) shall transfer to The Chase Manhattan Bank, N.A., as escrow agent (the "Escrow Agent"), 10% of the Omnicom Stock received by the Company under Section 2.1.1(a) (after deducting the Contributed Stock) to be held in the separate general escrow account (the "General Escrow Fund") created pursuant to the terms of that certain Escrow Agreement (the "Escrow Agreement") in the form attached hereto as Exhibit A among the Company, Advertising, the Purchaser and the Escrow Agent, and (ii) shall transfer to the Escrow Agent whole shares of Omnicom Stock having an aggregate Market Value of $1,700,000 multiplied by a fraction, the numerator of which is the number of shares of Class A common stock of the Company and Class B common stock of the Company (collectively, "Common Stock") outstanding on the Closing Date and the denominator of which is the sum of the number of shares of Common Stock and the number of EARs and EPUs outstanding on the Closing Date to be held in the separate special escrow account (the "Special Escrow Fund"; and together with the General Escrow Fund, sometimes collectively referred to herein as the "Escrow Funds") created pursuant to the terms of Escrow Agreement. To the extent that the Company transfers shares of Omnicom Stock received pursuant to
Section 2.1.1(a) into the Escrow Funds, such shares shall be valued at Market Value. The Escrow Funds shall also contain shares of Omnicom Stock deposited by Advertising pursuant to Section 2.7 below. The term "Distribution Date" as used in this Agreement shall mean one of the following dates: (a) if the Closing Date occurs on or before October 31, 1995, the date shall be the earlier of (x) the date on which Omnicom makes publicly available interim financial results satisfying all applicable FASB pooling-of-interests requirements covering at least thirty days of post-Closing combined operations of Omnicom and the Businesses of the Company and Advertising acquired hereunder (the "Publication Date") and (y) October 30, 1995; and (b) if the Closing Date occurs after October 31, 1995, the date shall be the Publication Date.

     Section 2.6 Dissolution; Distribution of the Company's Properties. As soon as practicable after the Closing, the Company shall file a Certificate of Dissolution with the Secretary of State of the State of Delaware and dissolve. As soon as practicable on or after the Distribution Date and after the establishment of the Liquidating Trust, the Company shall distribute to its Stockholders such number of shares of Omnicom Stock delivered at the Closing pursuant to Section 2.1.1(a), less (x) any shares of Omnicom Stock used to fund the Escrow Funds, on behalf of the Stockholders, and (y) 5% of the shares of Omnicom Stock received by the Company under Section 2.1.1(a) after deducting the Contributed Stock which shall be delivered to the Liquidating Trust, on behalf of the Stockholders, to fund (together on a pro-rata basis with the holders of EARs and EPUs) the payment and satisfaction of any obligations and liabilities of the Company and Advertising not constituting Assumed Liabilities and (z) the Contributed Stock. It is intended that the sale of the Assets, the purchase of the Preferred Stock and Class B common stock pursuant to the Profit Sharing Plan Purchase Agreement, and the distribution to the Stockholders in complete liquidation of the Company, shall not give rise to dissenters' rights in favor of the Company's Stockholders under Delaware law.

     Section 2.7 Payment of Obligations to Rights Holders by Advertising. On the Distribution Date, Advertising (for and on behalf of itself and each of the holders of Equity Appreciation Rights ("EARs") issued under the 1993 Equity Appreciation Rights Plan of the Company (the "EAR Plan"), and each of the holders of Equity Participation Awards ("EPUs") issued under the 1988 Amended and Restated Equity Participation Plan of the Company (the "EPU Plan")), (i) shall transfer to the Escrow Agent 10% of the Omnicom Stock delivered at the Closing pursuant to Section 2.1.1(b) or as Contributed Stock to be held in the General Escrow Fund created pursuant to the Escrow Agreement and (ii) shall transfer to the Escrow Agent whole shares of Omnicom Stock having an aggregate Market Value of $1,700,000 multiplied by a fraction, the numerator of which is the number of EARs and EPUs outstanding on the Closing Date and the denominator of which is the sum of the number of shares of Common Stock and the number of EARs and EPUs outstanding on the Closing Date to be held in the Special Escrow Fund created pursuant to the Escrow Agreement, in order in each case to fund (together on a pro-rata basis with the Stockholders) and secure the indemnification obligations of the Company described in Section 11.2 below, and
(iii) shall transfer to a separate escrow fund (the "Liquidating Trust Escrow Fund") 5% of the shares of Omnicom Stock received by Advertising under Section 2.1.1(b) or as Contributed Stock to fund (together on a pro rata basis with the Stockholders) the payment and satisfaction of any obligations and liabilities of the Company and Advertising not constituting Assumed Liabilities. As soon as practicable on or after the Distribution Date and prior to the closing of the Advertising Stock Sale Agreement, Advertising shall distribute to the holders of EARs and EPUs such number of shares of Omnicom Stock delivered at the Closing pursuant to Section 2.1.1(b) and shares of Omnicom Stock received from the Company as the Contributed Stock pro rata in accordance with their interests, less any shares of Omnicom Stock used to fund the Escrow Funds and the Liquidating Trust Escrow Fund as aforesaid. To the extent that Advertising transfers shares of Omnicom Stock received pursuant to Section 2.1.1(b) or as Contributed Stock into the Escrow Funds, such shares shall be valued at Market Value.

                                  ARTICLE III

                         REPRESENTATIONS OF THE SELLERS

     The Sellers, jointly and severally, represent, warrant and agree to and with Omnicom and the Purchaser as follows:

     Section 3.1 Execution and Validity of Agreement and Related Documents.

     3.1.1 Execution and Validity of Agreement by the Company. The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder, provided that certain matters require Stockholder approval as provided in Section 5.10. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been authorized by the Board of Directors of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Omnicom and the Purchaser, constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, provided that certain matters require Stockholder approval as provided in Section 5.10.

     3.1.2 Execution and Validity of Agreement by Advertising. Advertising has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Advertising and the consummation of the transactions contemplated hereby have been authorized by the Board of Directors of Advertising, and the Company, as its sole stockholder. This Agreement has been duly and validly executed and delivered by Advertising and, assuming due authorization, execution and delivery by Omnicom and the Purchaser, constitutes the legal, valid and binding obligation of Advertising enforceable against it in accordance with its terms.

     3.1.3 Execution and Validity of Related Agreements. Each of the Sellers has the full corporate power and authority to enter into the Escrow Agreement and the Deposit and Pledge Agreement referred to in Section 8.24 and to perform its obligations under each such agreement; and the execution and delivery of each of such agreements and the consummation of the transactions contemplated thereby have been duly authorized by the Boards of Directors of the Sellers. Each of the Escrow Agreement and the Deposit and Pledge Agreement has been duly and validly executed and delivered by each Seller and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of each Seller enforceable against each Seller in accordance with its terms, provided that certain matters require Stockholder approval as provided in Section 5.10. The Company has the full corporate power and authority to enter into the Advertising Stock Sale Agreement and the Profit Sharing Plan Purchase Agreement and to perform its obligations under each such agreement, provided that certain matters require Stockholder approval as provided in
Section 5.10; and the execution and delivery of each of such agreements and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of the Company. Each of the Advertising Stock Sale Agreement and the Profit Sharing Plan Purchase Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, provided that certain matters require Stockholder approval as provided in Section 5.10.

     Section 3.2 Capitalization, Existence and Good Standing of the Company.

     3.2.1 Capitalization. The Company has an authorized capitalization consisting of 75,000,000 shares of Class A common stock, $.01 par value per share, of which 13,527,269 shares are issued and outstanding and no shares are held in Treasury; 200,000,000 shares of Class B common stock, $.01 par value per share, of which 39,993,465 shares are issued and outstanding and no shares are held in Treasury; and 200,000 shares of Preferred Stock, cumulative, $.01 par value per share, of which 140,817.7393 shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of any preemptive rights of stockholders. No other class of capital stock of the Company is authorized or outstanding. Except as contemplated under the Profit Sharing Plan Purchase Agreement and except for the repurchase agreements set forth on Schedule 3.8, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company, or providing for the payment of any additional monies in respect of the Company's previous repurchase of any shares of its capital stock.

     3.2.2 Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted. Except as set forth on Schedule 3.2, the Company has not qualified to do business as a foreign corporation in any jurisdiction, and neither the character nor location of the properties owned or leased by the Company, nor the nature of the business conducted by the Company, requires such qualification in any jurisdiction. The Company is in good standing in each state or other jurisdiction in which it is qualified to do business as a foreign corporation or foreign branch as set forth on Schedule 3.2.

     Section 3.3 Subsidiaries and Investments. Schedule 3.3 contains a true and complete list of all of the Company's directly and indirectly owned subsidiaries

(individually a "Subsidiary" and collectively the "Subsidiaries"). Schedule 3.3 indicates those Subsidiaries which are inactive, those which own no assets, and those which are in the process of liquidation (each, an "Inactive Subsidiary"), which list of Inactive Subsidiaries shall be updated through the Closing to include any other Subsidiaries falling within such defined term. Except as set forth in Schedule 3.3, neither the Company nor any Subsidiary owns any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity. Schedule 3.3 also sets forth the name, jurisdiction of organization and capitalization of each of the Subsidiaries, and a list of all of the stockholders of each Subsidiary (indicating the number of shares owned by each such stockholder). Except for shares held by a nominee of the Company or another Subsidiary to satisfy local law requirements, the Company or another Subsidiary owns of record and beneficially and has valid title to that percentage of the issued and outstanding shares of capital stock of each Subsidiary as set forth on Schedule 3.3, free and clear of all Liens. Each Subsidiary is a corporation duly incorporated and organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the full corporate power and authority to own its property and to carry on its business all as and in the places where such properties are now owned or operated or such business is now being conducted. The Canadian branch of Advertising is duly qualified to do business in Ontario as an Extra-Provincial corporation. Except as set forth on Schedule 3.3, no Subsidiary has qualified to do business as a foreign corporation in any jurisdiction, and neither the character nor the location of the properties owned or leased by the Subsidiary, nor the nature of the business conducted by such Subsidiary, requires such qualification in any jurisdiction. Each Subsidiary is in good standing in each state or other jurisdiction in which it is qualified to do business as a foreign corporation or foreign branch as set forth on Schedule
3.3. Except for the Canadian branch of Advertising and the U.K. branch of Chiat/Day inc. Advertising International ("International") and as otherwise set forth on Schedule 3.3, no Subsidiary has a branch, agency, place of business or permanent establishment outside of the United States. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are duly paid and non-assessable, and have not been issued in violation of any preemptive rights of Stockholders. Except as contemplated under the Advertising Stock Sale Agreement, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character, providing for the purchase, issuance or sale of any shares of the capital stock of any Subsidiary.

     Section 3.4 Financial Statements and No Material Changes. Schedule 3.4A sets forth the following: (a) an audited consolidated balance sheet of the Company and its subsidiaries as at October 31, 1992, 1993 and 1994, and the related statements of operations, stockholders' equity (deficit) and cash flow for the years then ended, reported on by Coopers & Lybrand, independent certified public accountants, (b) consolidating balance sheets of the Company and Advertising as at October 31, 1994 (such consolidating balance sheets of the

Company and Advertising are referred to herein as the "Company Balance Sheet" and the "Advertising Balance Sheet," respectively), (c) consolidating balance sheets as at October 31, 1994 of the U.S. offices of Advertising, the Toronto office of Advertising and the London office of International. The consolidated balance sheet of the Company and its subsidiaries as at October 31, 1994 is referred to in this Agreement as the "Balance Sheet". Such financial statements, including the footnotes thereto, are true and correct in all material respects and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated except as set forth on Schedule 3.4B. Each of the consolidated balance sheets of the Company and its subsidiaries fairly presents the consolidated financial position of the Company and its subsidiaries at the respective date thereof and reflects all claims against and all debts and liabilities of the Company and its subsidiaries, fixed or contingent, as at the date thereof, required to be shown thereon under GAAP, and the related statements of operations, stockholders' equity (deficit) and cash flow fairly present the consolidated results of operations of the Company and its subsidiaries, retained earnings and the cash flow for the respective periods indicated. Each of the consolidating balance sheets as at October 31, 1994 fairly presents the financial condition of the applicable operating unit at the Balance Sheet Date and reflects all claims against and all debts and liabilities of such operating unit, fixed and contingent, as at such date, required to be shown thereon under GAAP. Since October 31, 1994 (the "Balance Sheet Date"), except for the execution and delivery of this Agreement and the transactions required or permitted to take place pursuant hereto on or prior to the Closing Date, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, in the results of operations of the Company and its Subsidiaries.

     Section 3.5 Books and Records. All accounts, books, ledgers and official and other records material to the business of the Company and its Subsidiaries of whatsoever kind have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as set forth on Schedule 3.5, neither the Company nor any of its Subsidiaries have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or such Subsidiary. The Company has delivered to the Purchaser complete and correct copies of the
Certificate of Incorporation and By-laws (or equivalent charter documents) of the Company and of each Subsidiary which is not an Inactive Subsidiary; and prior to the Closing will deliver any approved amendments, changes or restatements of such instruments.

     Section  3.6  Title  to  Properties;  Encumbrances.  The  Company  and  its
Subsidiaries have good and valid title to (a) all their properties and assets owned by them (real and personal, tangible and intangible), including, without limitation, all the properties and assets reflected in the Balance Sheet, and
(b) all the properties and assets purchased by the Company and its Subsidiaries since the Balance Sheet Date except for properties and assets reflected in the

Balance Sheet or acquired since the Balance Sheet Date that have been sold or otherwise disposed of in the ordinary course of business, free and clear of all Liens except as reflected on Schedule 3.6 and except for Liens granted to secure the obligations of the Company and Advertising under the Amended and Restated Credit Agreement dated as of February 1, 1995 among the Company, Advertising, Omnicom and Cargill, Wilson & Acree, as agent (as such agreement may be amended from time to time, the "Amended and Restated Credit Agreement"). The property, plant and equipment owned by the Company and the Subsidiaries taken as a whole are in a state of good maintenance and repair and are adequate and suitable for the purposes for which they are presently being used.

     Section 3.7 Leases. Neither the Company nor any Subsidiary owns a freehold interest in any real property. Schedule 3.7 contains an accurate and complete list of all personal property leases with a fixed annual rental in excess of $50,000 and all real property leases to which the Company or a Subsidiary is a party (as lessee, lessor, sublessee or sublessor), including without limitation, leases which the Company or a Subsidiary has subleased or assigned to a third party and as to which the Company or a Subsidiary remains liable. Each lease set forth on Schedule 3.7 (or required to be set forth on Schedule 3.7) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and, except as set forth in Schedule 3.7, there exists no default or event of default by the Company or any Subsidiary or to the best knowledge, information and belief of the Sellers, by any other party, or occurrence, condition or act (including the purchase of the Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default under such lease, and there are no outstanding claims of breach or indemnification or notice of default or termination of any such lease. Except as set forth on Schedule 3.7, there are no rent reviews under any lease held by the Company or a Subsidiary currently in progress or to commence within the next 60 day period. The real property and personal property leased by the Company and its Subsidiaries taken as a whole is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used, and the Sellers are not aware of any material repair or restoration works likely to be required in connection with any of their leased properties. Except as set forth on
Schedule 3.7, the Company or a Subsidiary is in physical possession and actual and exclusive occupation of the whole of each of their leased properties.

     Section 3.8 Contracts. Schedule 3.8 hereto contains an accurate and complete list of the following agreements to which the Company or any Subsidiary is a party: (a) all Plans (as defined in Section 3.19) and Disclosed Schemes (as defined in Section 1.1 of Annex II hereto), (b) any agreement, contract or commitment relating to capital expenditures which involve payments of $250,000 or more in any single or related transaction, (c) any agreement, contract or commitment relating to the making of any loan, advance or investment to or in any Person (as defined in Section 12.4), which in any case involves more than

$50,000, (d) any instrument or arrangement evidencing or related in any way to indebtedness (excluding intercompany indebtedness) for money borrowed or to be borrowed, whether directly or indirectly, by way of loan, purchase money obligation, guaranty (other than the endorsement of negotiable instruments for collection in the ordinary course of business), conditional sale, purchase or otherwise, which in any case involves $50,000 or more, (e) any management service, employment, consulting or any other similar type of contract which is not cancelable without penalty or other financial obligation within 30 days, (f) any agreement, contract or commitment limiting its freedom to engage in any line of business or to compete with any other Person, including agreements limiting its ability to take on competitive accounts after the termination thereof or limiting the ability of its affiliates to take on competitive accounts during the term thereof, but excluding standard exclusivity requirements in agency-client agreements entered into in the ordinary course of business, (g) any agreement, contract or commitment not covered by another clause of this
Section 3.8 which is material to the businesses of the Company and its Subsidiaries taken as a whole, (h) any collective bargaining or union agreement,
(i) any agreement with any of its officers or directors or stockholders (including stockholder agreements or indemnification agreements), (j) any secrecy or confidentiality agreement (other than standard confidentiality agreements in computer software license agreements or agency-client agreements entered into in the ordinary course of business), (k) any licensing or franchise agreement (other than computer software license agreements and other than those entered into in its capacity as agent), (l) any agency/client agreement which generated commissions and fees during 1994, or is expected to generate commission and fees during 1995, of at least $100,000, (m) any agreements with media buying services; provided, however, commitments to purchase media in the ordinary course of business do not have to be set forth on Schedule 3.8, and (n) any joint venture or partnership agreement involving a sharing of profits not covered by (a) through (m) above; provided, however, that (x) commitments to media and production expenses which are fully reimbursable from clients, and (y) estimates or purchase orders given in the ordinary course of business relating to the execution of projects, do not have to be set forth on Schedule 3.8. Each contract, agreement or commitment set forth on Schedule 3.8 (or required to be set forth on Schedule 3.8) is in full force and effect, and there exists no default or event of default by the Company or any Subsidiary or to the best knowledge, information and belief of the Sellers, by any other party, or occurrence, condition, or act (including the purchase of the Assets hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, and there are no outstanding claims of breach or indemnification or notice of default or termination of any such agreements, contracts or commitments.
Schedule 3.8 also indicates which of the agreements set forth thereon are not being assigned to, or assumed by, the Purchaser.

     Section 3.9 Restrictive Documents. Except for approvals required under the HSR Act (as defined in Section 5.2 below) and except as set forth on Schedule 3.9, neither the Company nor any of its Subsidiaries is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement or any other agreement entered into by any of them in connection with the transactions contemplated hereby. Except as set forth on Schedule 3.9, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in the breach of any provision of the charter documents or by-laws of the Company or any Subsidiaries; (ii) violate, conflict with or result in the breach or modification of any of the terms of, or constitute (or with notice or lapse of time or both constitute) a default under, or otherwise give any other contracting party the right to accelerate or terminate, any obligation, contract, agreement, lien, judgment, decree or other instrument to which the Company or any Subsidiary is a party or by or to which the Company or any Subsidiary or any of their assets or properties may be bound or subject; (iii) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company or any Subsidiary or any of their assets or properties; or (iv) result in a violation by the Company or any Subsidiary of any statute, law or regulation of any jurisdiction which is applicable to the business or operations of the Company or such Subsidiary except as could not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, the term "Material Adverse Effect" shall mean any material and adverse effect on the financial condition, results of operations, assets, properties or businesses of the Company and the Subsidiaries taken as a whole.

     Section 3.10 Litigation. Except as set forth on Schedule 3.10, there is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the best knowledge, information and belief of the Sellers, any investigation by) any governmental or other instrumentality or agency, pending or, to the best knowledge, information and belief of the Sellers, threatened against either of the Sellers with respect to this Agreement or the transactions contemplated hereby, or against or affecting the Company or any of its Subsidiaries or any of their properties or rights. Except as set forth on Schedule 3.10, neither the Company nor any Subsidiary is subject to any judgment, order or decree entered in any lawsuit or proceeding.

     Section 3.11 Taxes. Except as set forth on Schedule 3.11;

     3.11.1 Taxes. The Company and its Subsidiaries have timely filed or caused to be filed, taking into account any valid extensions of due dates, completely and accurately, (x) all Federal and foreign, tax or information returns and (y) all material state and local tax or information returns (including estimated tax returns), in each case, required under the statutes, rules or regulations of such jurisdictions to be filed by the Company and its Subsidiaries. The term "Taxes" means taxes, duties, charges or levies of any nature imposed by any taxing or other governmental authority, including without limitation income, gains, capital gains, surtax, capital, franchise, capital stock, value-added taxes ("VAT"), taxes required to be deducted from payments made by the payor and accounted for to any tax authority, employees' income withholding, back-up withholding, withholding on payments to foreign persons, social security, national insurance, unemployment, worker's compensation, payroll, disability, real property, personal property, sales, use, goods and services or other commodity taxes, business, occupancy, excise, customs and import duties, transfer, stamp and other taxes (including interest, penalties or additions to tax in respect of the foregoing), and includes all taxes payable by the Company or any Subsidiary pursuant to Treasury Regulations ss.1.1502-6 or any similar provision of state, local or foreign law, and, (i) for the purposes of United Kingdom taxation "Taxes" shall also include corporation tax, advance corporation tax, inheritance tax, national insurance contributions, stamp duty, stamp duty reserve tax, and general business rates income tax, in each case whether disputed or not, and (ii) for the purposes of Canadian taxation the term "Taxes" shall also include employer health taxes and Canada or Quebec Pension Plan contributions. All Taxes shown on said returns to be due have been paid and all additional assessments received prior to the date hereof have been paid or are being contested in good faith, in which case such contested assessments are disclosed on Schedule 3.11. The amount set up as an accrual for Taxes on the Balance Sheet is sufficient for the payment of all unpaid Taxes of the Company and its Subsidiaries, whether or not disputed, for all periods ended on and prior to the date thereof. Since the Balance Sheet Date, neither the Company nor any Subsidiary has incurred any liabilities for Taxes other than in the ordinary course of business. The Company and its Subsidiaries have withheld all amounts required to be withheld on account of Taxes from amounts paid to employees, former employees, directors, officers and residents and non-residents and remitted the same to the appropriate taxing authority within the prescribed time periods. The Company and its Subsidiaries have collected all sales, use, goods and services or other commodity Taxes required to be collected and remitted the same to the appropriate taxing authority within the prescribed time periods. The Company and its Subsidiaries have delivered to the Purchaser correct and complete copies of all federal, state and foreign income tax returns filed with respect to the Companies for all taxable periods beginning on or after November 1, 1991. The Federal income tax returns of the Company or its Subsidiaries have been audited by the Internal Revenue Service for all periods through October 31, 1989. The Company has delivered to the Purchaser true and complete copies of all notices of deficiencies or proposed deficiencies and of all audit reports issued to the Company by any taxing authority for periods beginning on or after November 1, 1988. No examination by any taxing authority of any return of the Company or any Subsidiary is currently in progress, and neither the Company nor any Subsidiary has received written notice of any proposed audit or examination. No deficiency in the payment of Taxes by the Company or any Subsidiary for any period has been asserted in writing by any taxing authority and remains unsettled at the date of this Agreement. Neither the Company nor any Subsidiary has made any agreement, waiver or other arrangement providing for an extension of time with respect to the assessment or collection of any Tax against it.

     3.11.2 VAT Legislation. Each Subsidiary, branch or division of the Company or any Subsidiary which is incorporated or doing business in a Member State of the European Economic Community is registered for the purposes of the VAT legislation in such Member State and in each Member State where it carries on business. Neither the Company nor any Subsidiary has agreed to become an agent, manager or factor of or fiscal representative of or for any Person other than the Company or another Subsidiary not resident in its jurisdiction for the purposes of the relevant VAT legislation.

     3.11.3 Additional Representations. The Sellers hereby further make the representations and warranties set forth on Annex I hereto, which is incorporated herein and made a part hereof as if set forth herein in its entirety.

     Section 3.12 Liabilities. Except as set forth on the Balance Sheet or referred to in the footnotes thereto, and except for liabilities under the Profit Sharing Plan Purchase Agreement, the Advertising Stock Sale Agreement, liabilities under loans required to be taken pursuant to the terms of this Agreement, and liabilities permitted under Section 5.5 of this Agreement, neither the Company nor any Subsidiary has any outstanding claims, liabilities or indebtedness of any nature whatsoever (collectively in this Section 3.12, "liabilities"), whether accrued, absolute or contingent, determined or undetermined, asserted or unasserted, and whether due or to become due, other than (i) liabilities disclosed in any Schedule hereto; (ii) liabilities under contracts, agreements, licenses, leases, commitments and undertakings of the type required to be disclosed on any Schedule but because of the dollar amount or other qualifications are not required to be listed on such Schedule; (iii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date not involving borrowings by the Company and its Subsidiaries; and (iv) liabilities which are fully covered by insurance maintained by the Company or any of its Subsidiaries on or prior to the Closing Date and which will inure to the Purchaser's benefit after the Closing Date.

     Section 3.13 Insurance. Schedule 3.13 is a schedule of all insurance policies (including life insurance) or binders maintained by the Company and its Subsidiaries. All such policies are valid, outstanding and enforceable policies and all premiums that have become due have been currently paid. None of such policies shall lapse or terminate by reason of the transactions contemplated hereby. Neither the Company nor any Subsidiary has received any notice of cancellation or non-renewal of any such policy or binder. Neither the Company nor any Subsidiary has received notice from any of its insurance carriers that any premiums will be materially increased in the future or that any insurance coverage listed on Schedule 3.13 will not be available in the future on substantially the same terms now in effect; provided, that the Sellers make no representation as to any cancellation, non-renewal, premium increase or change in terms which may occur after the Execution Date with respect to any earthquake or flood insurance (provided, that the Sellers have no current knowledge regarding the likely occurrence of the foregoing). Except as set forth on
Schedule 3.13, within the last two years neither the Company nor any Subsidiary has filed for any claim exceeding $100,000 against any of its insurance policies, exclusive of automobile policies.

     Section 3.14  Intellectual  Properties.  Schedule  3.14 hereto  contains an accurate and complete list of all patents, patent applications, trade name, trademark, copyright and service mark registrations and applications (now pending) owned by the Company and its Subsidiaries (collectively, the

"Intellectual Property") and all agreements under which any Person has granted a license under any Intellectual Property to the Company or any Subsidiary (other than "off-the-shelf" computer software licenses). The term "Intellectual Property" as used in this Section shall not include any of the foregoing listed items which are owned or licensed by a client of the Company or any of its Subsidiaries and which are used by the Company or one of its Subsidiaries in the rendering of services to such client, provided that in all cases the Company and its Subsidiaries have the requisite permission and authority to use such items as currently used or anticipated to be used. No claim of infringement or misappropriation of Intellectual Property is or has been pending or, to the best knowledge, information and belief of the Sellers, threatened against the Company or any of its Subsidiaries and, to the best knowledge, information and belief of the Sellers, neither the Company nor any of its Subsidiaries is infringing or misappropriating any intellectual property of others and none of the trademarks or trade names set forth in Schedule 3.14 have been abandoned. Except as set forth on Schedule 3.14, neither the Company nor any of its Subsidiaries has expressly granted any license, franchise or permit in effect on the date hereof to any person or entity to use any of the trade names or any of the trademarks owned by it.

     Section 3.15 Compliance with Laws; Licenses and Permits.

     3.15.1 Compliance. The Company and its Subsidiaries are, and their business have been conducted, in compliance with all applicable laws, regulations, orders, judgments, decrees, codes, and ordinances ("Requirements of Law"), except in each case where the failure to so comply would not have a Material Adverse Effect, including without limitation, (i) all Requirements of Law promulgated by the Federal Trade Commission or any other Federal, state, provincial, municipal or local governmental regulatory agency or enforcement authority; (ii) all environmental Requirements of Law, whether regarding emissions, hazardous materials, hazardous wastes, toxic chemicals or otherwise; and (iii) all Requirements of Law relating to labor, civil rights, and occupational safety and health laws, worker's compensation, employment or pay equity. Neither the Company nor any Subsidiary has been charged with, or, to the best information, knowledge and belief of the Sellers threatened with, or under any investigation with respect to, any charge concerning any violation of any Requirements of Law.

     3.15.2 Licenses. The Company and its Subsidiaries have all licenses, permits and other governmental certificates, authorizations and approvals (collectively "Licenses") required by any governmental or regulatory body for the operation of their businesses and the use of their properties as presently operated or used, except where the failure to have such Licenses would not have a Material Adverse Effect. All of the Licenses are in full force and effect and no action or claim is pending, nor to the best knowledge, information and belief of the Sellers is threatened, to revoke or terminate any of the Licenses or declare any License invalid in any material respect.

     Section 3.16 Client Relations. Except as set forth on Schedule 3.16, there has not been, and the Sellers have no reasonable basis to believe that there will be any adverse change in relations with clients as a result of the purchase and sale of the Assets contemplated by this Agreement. Schedule 3.16 sets forth for the Company and the Subsidiaries taken as a whole, the twenty largest clients (measured by revenues) as at the date hereof, the revenues from each such client and from all clients (in the aggregate) for the fiscal year ended October 31, 1994, and the projected revenues of such twenty largest clients and all clients (in the aggregate) for the fiscal year ending October 31, 1995. The Sellers do not warrant that the estimated projected revenues set forth on
Schedule 3.16 will prove to be accurate; provided, however, the Sellers do represent that they were made in good faith and upon a reasonable basis. Except as set forth on Schedule 3.16, no current client of the Company or any Subsidiary has advised the Company or any Subsidiary in writing that it is terminating or considering terminating the handling of its business by the Company or any Subsidiary, as a whole or in respect of any particular product, project or service, or is planning to reduce its future spending with the Company or any Subsidiary in any material manner, and to the best knowledge, information and belief of the Sellers, no client has orally advised the Company or any Subsidiary of any of the foregoing events.

     Section 3.17 Accounts Receivable; Work-in-Process; Accounts Payable. Except for the Mojo Receivable (as defined in Section 3.28), the amount of all work-in-process, accounts receivable, expenditures billable to clients and other debts due or recorded in the records and books of account of the Company and the Subsidiaries as being due to the Company or any Subsidiary will be good and collectible in full (less the amount of any provision, reserve or similar adjustment therefor made in such records and books of account) in the ordinary course of business, but in no event later than one year from the Closing Date, and none of such accounts receivable or other debts (or accounts receivable arising from such work-in-process) is or will be subject to any counterclaim or set-off except to the extent of any such provision, reserve or adjustment. There has been no material adverse change since the Balance Sheet Date in the amount or aging of the work-in-process, accounts receivable, expenditures billable to clients or other debts due to the Company or any Subsidiary or the reserves with respect thereto, or accounts payable of the Company or any Subsidiary, in each case other than in the ordinary course of business.

     Section 3.18 Employment Relations. (a) The Company and the Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages, hours and vacation, and is not engaged in any unfair labor practice; (b) no unfair labor practice complaint against the Company or any Subsidiary is pending before any applicable government entity and without limiting the generality of the foregoing, no complaint has been filed by any Person alleging a violation by the Company or any Subsidiary of the Employment Standards Act (Ontario), Human Rights Act (Ontario) or any similar legislation; (c) there is no organized labor strike, dispute, slowdown or stoppage actually pending or to the best knowledge, information and belief of the Sellers threatened against or involving the Company or any Subsidiary; (d) there are no labor unions representing or, to the best knowledge, information and belief of the Sellers, attempting to represent the employees of the Company or any Subsidiary; (e) no claim or grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and to the best knowledge, information and belief of the Sellers, no claim or grievance therefor has been threatened; (f) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries; (g) neither the Company nor any Subsidiary has experienced any work stoppage or similar organized labor dispute during the last three years; and (h) all filings and payments under the Worker's Compensation Act (Ontario) have been filed or are made and up to date and there are no claims made under this or similar legislation which, if adversely determined, would have a Material Adverse Effect. There is no legal action, suit, proceeding or claim pending or, to the best knowledge, information and belief of the Sellers, threatened between the Company or any Subsidiary and any of their employees, former employees, agents, former agents, job applicants or any association or group of any of their employees, except as set forth on
Schedule 3.10.

     Section 3.19 Employee Benefit Matters.

     3.19.1 List of Plans. Schedule 3.8 to this Agreement lists all written employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, stock appreciation rights, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all termination, severance or other contracts or agreements (other than employment agreements), whether formal or informal, whether covering one person or more than one person, and whether or not subject to any of the provisions of ERISA, which are maintained, contributed to or sponsored by the Company and its Subsidiaries for the benefit of any employee (each item listed on Schedule 3.8 being referred to herein individually, as a "Plan" and collectively, as the "Plans"). The Company has delivered to the Purchaser a complete and accurate copy of (i) each welfare benefit plan (as defined in Section 3(1) of ERISA (a "Welfare Plan") (including all amendments thereto whether or not such amendments are currently effective),
(ii) each trust agreement or other funding arrangement with respect to each Welfare Plan, including insurance contracts, (iii) each summary plan description and summary of material modifications relating to a Plan, and (iv) the three most recently filed IRS Form 5500 relating to each Welfare Plan. The information reported on each such Form 5500 is accurate and true. Except as set forth on
Schedule 3.19 or as contemplated by Section 6.4, neither the Company nor any Subsidiary has any commitment (i) to create or cause to exist any other employee benefit plan, program or arrangement or (ii) to modify, change or terminate any Plan.

     3.19.2 Severance. Except as set forth on Schedule 3.19, none of the Plans, any employment agreement or other arrangement to which the Company or any Subsidiary is a party, provides for the payment of separation, severance, termination or similar-type benefits to any person or obligates the Company or any Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

     3.19.3 No Retiree Benefits. No Welfare Plan provides or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary.

     3.19.4 Plan Compliance. Each Plan has been operated materially in accordance with the requirements of all applicable law, including, without limitation, to the extent applicable, ERISA and the Code and the regulations and authorities published thereunder. The Company and the Subsidiaries have performed all material obligations required to be performed by it under, is not in any respect in default under or in violation of, and the Sellers have no knowledge of any default or violation by any party to, any Plan. No legal action, suit, audit, investigation or claim is pending or to the best knowledge, information and belief of the Sellers threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, no fact, event or condition exists that could give rise to any such action, suit, audit, investigation or claim. All reports, disclosures, notices and filings with respect to such Plans required to be made to employees, participants, beneficiaries, alternate payees and government agencies have been timely made or an extension has been timely obtained. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or section 4975 of the Code) with respect to any Plan subject to ERISA. Neither the Company nor any Subsidiary has incurred any liability for any excise tax arising under Sections 4975 or 4980B of the Code or any civil penalty arising under Sections 502(i) or 502(l) of ERISA, and, to the best knowledge, information and belief of the Sellers no fact, event or condition exists which could give rise to any such liability. All contributions, premiums or payments required to be made, paid or accrued with respect to any Plan have been made, paid or accrued on or before their due dates, including extensions thereof. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance.

     3.19.5 Additional Representations. The Sellers hereby further make the representations and warranties set forth on Annex II hereto, which is incorporated by reference herein and made a part hereof as if set forth herein in its entirety.

     Section 3.20 Interests in Customers, Suppliers, Etc. Except as set forth on
Schedule 3.20, to the best knowledge, information and belief of the Sellers, no officer, director, or employee of the Company or any Subsidiary, any parent, brother, sister, child or spouse of any such officer, director or employee (collectively, the "Related Group"), or any entity controlled by anyone in the Related Group:

          (i) owns, directly or indirectly, any interest in (excepting less than 1/4 of 1% stock holdings for investment purposes in securities of publicly held and traded companies), or has any right to receive payments from, or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent, customer or client of the Company or any Subsidiary;

          (ii) owns, directly or indirectly (other than through the ownership of stock or other securities of the Company or any Subsidiary), in whole or in part, any tangible or intangible property that the Company or any Subsidiary uses in the conduct of business; or

          (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any Subsidiary, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, employment agreements, loans to any employee, in each case consistent with past practice and individually not in excess of $5,000, and except as set forth on Schedule 3.8(c) and similar matters and agreements existing on the date hereof.

     Section 3.21 Bank  Accounts  and Powers of Attorney.  Set forth in Schedule
3.21 is an accurate and complete list showing (a) the name of each bank in which the Company and its Subsidiaries have an account, credit line or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto, and (b) the names of all persons, if any, holding powers of attorney from the Company and its Subsidiaries and a summary statement of the terms thereof.

     Section 3.22 Compensation of Employees. Schedule 3.22 is an accurate and complete list showing (a) the names and positions of all employees and consultants who are currently being compensated in the aggregate from the Company or any Subsidiary at an annualized rate of $150,000 or more, together with a statement of the current annual salary, and material fringe benefits of such employees and consultants not generally available to all employees of the Company and its Subsidiaries, (b) all bonus compensation paid or payable in the aggregate (whether by agreement, custom or understanding) to any employee of the Company and its Subsidiaries for services rendered during the fiscal year ended October 31, 1994 and October 31, 1995, and (c) the names of all retired employees, if any, of the Company or its Subsidiaries who are receiving or entitled to receive any healthcare or life insurance benefits or any payments from the Company and its Subsidiaries not covered by any pension plan to which the Company or its Subsidiaries are a party, their ages and current unfunded pension rate, if any. The present severance and vacation policy of the Company and each of its Subsidiaries is set forth on Schedule 3.22.

     Section 3.23 No Changes Since the Balance Sheet Date. Since the Balance Sheet Date except as specifically stated on Schedule 3.23 or as contemplated or otherwise permitted under the terms of this Agreement, neither the Company nor any Subsidiary has (a) incurred any liability or obligation of any nature

(whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (b) permitted any of its assets to be subjected to any Lien (other than Liens in favor of Omnicom or any of its subsidiaries), (c) sold, transferred or otherwise disposed of any assets or properties except in the ordinary course of business, (d) made any capital expenditure or commitment therefor which individually or in the aggregate exceeded $100,000, (e) declared or paid or set aside for payment any dividends or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (f) paid any bonuses to employees in excess of "spot" bonuses which individually do not exceed $5,000 and in the aggregate do not exceed $50,000, (g) increased or prepaid its indebtedness for borrowed money, except current borrowings under credit lines listed on the Balance Sheet in the ordinary course of business or borrowings made from Omnicom or its affiliates, or made any loan to any employee, including for normal travel and expense advances or relocation allowances, except in each case consistent with past practice and individually not in excess of $5,000, or made any loan to any other Person, (h) written down the value of any work-in-process, or written off as uncollectible any notes or accounts receivable, except write-downs and writeoffs in the ordinary course of business, none of which individually or in the aggregate, is material to the Company and its Subsidiaries (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any employee who, whether as a result of such increase or prior thereto, receives aggregate compensation from the Company or any Subsidiary at an annual rate of $150,000 or more, or except in the ordinary course of business to any other employees, (j) canceled or waived any claims or rights of substantial value, (k) made any change in any method of accounting, (l) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of its business, (m) amended or terminated any agreement (other than agreements with Omnicom or any of its affiliates) which is material to its businesses, (n) renewed, extended or modified any lease of real property or except in the ordinary course of business any lease of personal property, (o) adopted, amended or terminated any Plan or (p) agreed, whether or not in writing, to do any of the foregoing.

     Section 3.24 Required Approvals, Notices and Consents. Except as set forth on Schedule 3.24 and except for third party consents, the obtaining of which have been waived by Purchaser under this Section 3.24, and except for approvals required under the HSR Act, no consent, approval or authorization of, or declaration or registration with, or action by, or notice to, any governmental or regulatory authority, domestic or foreign, or any third party, is required in connection with the execution and delivery by the Sellers of this Agreement and the consummation of the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, (x) to the extent that the assignment to the Purchaser of any agency-client contract of the Company or any Subsidiary requires the consent of any other party thereto, except for any agency/client contract with Nissan Motor Corp., Omnicom and the Purchaser waive the obligation to obtain such consent, and (y) to the extent that the assignment to the Purchaser of any agreement, contract or commitment listed on Schedule 3.7, Schedule 3.8 and/or Schedule 3.13 hereof requires the consent of any other party thereto, except for those agreements, contracts or commitments which have been marked with an asterisk on Schedule 3.7, Schedule 3.8 or Schedule 3.13, Omnicom and the Purchaser waive the obligation to obtain such consent; and in each case under (x) and (y), for the purposes of the representations, warranties, agreements and covenants made by the Sellers in this Agreement, consents in respect of such non-asterisked contracts shall be deemed to have been received.

     Section 3.25 Corporate Controls. To the best knowledge, information and belief of the Sellers, neither the Company, its Subsidiaries nor any director, officer, agent, employee or other Person associated with or while acting on behalf of the Company and its Subsidiaries, has, directly or indirectly: used any corporate fund for unlawful contributions, gifts, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on its books or records; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, or other payment of a similar or comparable nature, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained, and neither the Company nor any Subsidiary has participated in any boycott or other similar practices affecting any of its actual or potential customers.

     Section 3.26 Information Supplied. None of the information supplied or to be supplied by the Sellers for inclusion in either (i) the registration statement on Form S-4 to be filed with the Securities and Exchange Commission ("SEC") by Omnicom in connection with the issuance of Omnicom Stock (the "Registration Statement") under this Agreement or (ii) the information statement relating to the meeting of the Company's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Information Statement"), contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or will, at the time the Registration Statement becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 3.27 Brokers. No broker, finder, agent or similar intermediary has acted on behalf of the Sellers in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finder's fees or similar fees or commissions are payable by the Company or any Subsidiary in connection therewith based on any agreement, arrangement or understanding with any of them.

     Section 3.28 Other Disclosures. The legal, accounting, other professional fees and other expenses of the Sellers and the Subsidiaries, expended or accrued by the Sellers or the Subsidiaries in connection with the financing arrangements with Purchaser and its affiliates and in connection with this Agreement, including without limitation the preparation of the Prospectus Materials as provided in Section 7.1 and the transactions contemplated thereby (the "Transaction Costs"), will not be more than $1,000,000. Within 30 days after the Distribution Date, the Purchaser, as assignee, will collect from the Company the purchase price due under paragraph 1(b) of the Advertising Stock Sale Agreement. After the Execution Date and within two years from the Closing Date, the Company or the Purchaser, as assignee of the Company, shall recover payments due under the Chiat/Day Debt Restructuring Deed dated February 16, 1993 between the Company, FCB International Inc., and Foote, Cone & Belding Communications, Inc. and Venice Holdings Pty Limited (the "Mojo Receivable") of not less than $1,700,000 after deducting (i) the costs and expenses (including attorneys fees and disbursements) incurred from and after the Execution Date in connection with recovering any such payments and (ii) $250,000 if the Mojo Determination Date (as such term is defined in the Escrow Agreement) is within one year of the Closing Date or $300,000 if the Mojo Determination Date is later than one year from the Closing Date.

     Section 3.29 Copies of Documents; Schedules. The Company has caused to be made available for inspection and copying by Omnicom and the Purchaser and their advisers, true, complete and correct copies of all documents referred to in this
Article III or in any Annex or Schedule. Summaries of all material oral contracts contained in Schedule 3.8 are complete and accurate in all respects. The Schedules referred to in this Article III have been previously delivered to Omnicom and the Purchaser by the Sellers.

                                   ARTICLE IV

                  REPRESENTATIONS OF OMNICOM AND THE PURCHASER

     Omnicom and the Purchaser, jointly and severally, represent, warrant and agree to and with the Sellers as follows:

     Section 4.1 Existence and Good Standing. Omnicom is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Omnicom and the Purchaser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by it, or the nature of the business conducted by it, requires such qualification. Each of Omnicom and the Purchaser has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted.

     Section 4.2 Execution and Validity of Agreement and Related Documents. Each of Omnicom and the Purchaser has the full corporate power and authority to enter into this Agreement, the Escrow Agreement and the Deposit and Pledge Agreement and to perform its respective obligations hereunder and thereunder. The execution and delivery of this Agreement, the Escrow Agreement and the Deposit and Pledge Agreement by Omnicom and the Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all required corporate action on behalf of Omnicom and the Purchaser. Each of this Agreement, the Escrow Agreement and the Deposit and Pledge Agreement has been duly and validly executed and delivered by Omnicom and the Purchaser and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of Omnicom and the Purchaser, enforceable against each of them in accordance with its terms.

     Section 4.3 Restrictive Documents. Except as set forth on Schedule 4.3, and except for approvals required under the HSR Act, neither Omnicom nor the Purchaser is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement or any other agreement entered into by it in connection with the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in the breach of any provision of the charter documents or by-laws of Omnicom or the Purchaser; (ii) except as set forth on Schedule 4.3, violate, conflict with or result in the breach or modification of any of the terms of, or constitute (or with notice or lapse of time or both constitute) a default under, or otherwise give any other contracting party the right to accelerate or terminate, any obligation, contract, agreement, lien, judgment, decree or other instrument to which Omnicom or the Purchaser is a party or by or to which Omnicom or the Purchaser or their respective assets or properties may be bound or subject; (iii) violate any order, writ, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Omnicom or the Purchaser or their respective assets or properties; or (iv) result in a violation by Omnicom or the Purchaser of any statute, law or regulation of any jurisdiction which is applicable to the business or operations of Omnicom or the Purchaser, except as could not reasonably be expected to have a material and adverse effect on the financial condition, results of operations, assets, properties or businesses of Omnicom and its subsidiaries taken as a whole.

     Section 4.4 Omnicom Stock. The shares of Omnicom Stock to be delivered to the Sellers pursuant to this Agreement, when delivered as provided herein, will be validly issued and outstanding shares of voting common stock of Omnicom, fully paid and non-assessable, and will not be subject to preemptive rights of any Person. The Omnicom Stock to be so delivered will be registered under the Registration Statement and duly listed for trading on the New York Stock Exchange as of the Closing Date.

     Section 4.5 Financial Statements and No Material Changes. Omnicom has previously furnished to the Sellers true and complete copies of its Annual Reports on Form 10-K for the three fiscal years ended December 31, 1992, 1993 and 1994, as amended by the Annual Reports on Form 10-K/A filed in respect of the 1992 and 1993 Annual Reports. Since December 31, 1994, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or the results of consolidated operations of Omnicom and its subsidiaries. As of their respective dates, such Form 10-Ks (in the case of the 1992 and 1993 Annual Reports, as amended by the applicable Form 10-K/A) did not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, or in which they will be made, not misleading. The audited financial statements included in such Reports have been prepared in accordance with GAAP applied on a consistent basis (except as stated therein) and present fairly, in all material respects, the consolidated financial position of Omnicom and its subsidiaries as of the respective dates thereof, and the consolidated results of operations and cash flows for each of the periods then ended.

     Section 4.6 Litigation. There is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before (or to the best knowledge, information and belief of Omnicom and the Purchaser, any investigation by), any governmental or other instrumentality or agency, pending or, to the best knowledge, information and belief of Omnicom and the Purchaser, threatened against Omnicom or the Purchaser
(a) with respect to this Agreement or the transactions  contemplated  hereby, or
(b) against or affecting Omnicom or any of its subsidiaries or any of their properties or rights which, if adversely determined, would be reasonably likely to have a material and adverse effect on the financial condition, results of operations, assets, properties or businesses of Omnicom and its subsidiaries taken as a whole.

     Section 4.7 Consents and Approvals of Governmental Authorities. Except as set forth on Schedule 4.7 and except for approvals required under the HSR Act, no consent, approval or authorization of, or declaration or registration with, or action by, or notice to, any governmental or regulatory authority, domestic or foreign, or any third party, is required in connection with the execution and delivery by Omnicom and the Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

     Section 4.8 Brokers. No broker, finder, agent or similar intermediary has acted on behalf of Omnicom or the Purchaser or their affiliates in connection with this Agreement or the transactions contemplated hereby, and no brokerage commissions, finders' fees or similar fees or commissions are payable by Omnicom or the Purchaser in connection therewith based on any agreement, arrangement or understanding with any of them.

     Section 4.9 Information Supplied. None of the information supplied or to be supplied by Omnicom for inclusion in either (a) the Registration Statement or
(b) the Information Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 4.10 Copies of Documents; Schedules. Omnicom and the Purchaser have caused to be made available for inspection and copying by the Sellers and their advisers, true, complete and correct copies of all documents referred to in this
Article IV or in any Schedule. The Schedules referred to in this Article IV have been previously delivered to the Sellers by Omnicom or the Purchaser.


                                   ARTICLE V

                            COVENANTS OF THE SELLERS

     The Sellers covenant and agree with Omnicom and the Purchaser that, at all times from and after the Execution Date until the Closing, the Sellers will comply with all covenants and provisions of this Article V, except to the extent Omnicom (on behalf of itself and the Purchaser) may otherwise consent in writing.

     Section 5.1 Regulatory and Other Approvals. The Sellers will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to governmental or regulatory authorities or any other Person required of the Sellers to consummate the transactions contemplated hereby including without limitation those described on Schedule 3.24 (except as otherwise contemplated in Section 3.24), (b) provide such other information and communications to such governmental or regulatory authorities or other Persons as such governmental or regulatory authorities or other Persons may reasonably request in connection therewith and (c) provide reasonable cooperation to Omnicom and the Purchaser in obtaining all consents, approvals or actions of, making all filings with and giving all notices to governmental or regulatory authorities or other Persons required of Omnicom or the Purchaser to consummate the transactions contemplated hereby, including without limitation complying, if necessary, with the Workers Adjustment and Retraining Notification Act (P.L. 100-379). The Sellers will provide prompt notification to Omnicom when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Omnicom of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any governmental or regulatory authority or other Person regarding any of the transactions contemplated by this Agreement.

     Section 5.2 HSR Filings. In addition to and not in limitation of the Sellers' covenants contained in Section 5.1, the Sellers will (a) take promptly all actions necessary to make the filings required of the Sellers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) comply at the earliest practicable date with any request for additional information received by the Sellers from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Omnicom in connection with Omnicom's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

     Section 5.3  Investigation  by Omnicom and the Purchaser.  The Sellers will
(a) provide Omnicom and the Purchaser and their respective officers, employees, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to the employees and such other officers and agents of the Sellers who have any responsibility for the conduct of the Businesses, to the Sellers' accountants and their work papers, and to the Assets, but only to the extent that such access does not unreasonably interfere with the Businesses and (b) furnish Omnicom, the Purchaser and the Representatives with all such information and data concerning the Businesses, the Assets and the Assumed Liabilities as Omnicom, the Purchaser or the Representatives reasonably may request in connection with such investigation, except to the extent that furnishing any such information or data would violate any law, order, contract or License applicable to the Sellers or by which any of their Assets are bound.

     Section 5.4 No Solicitations. Subject to the duties imposed by applicable law, the Sellers will not take, nor will they permit any affiliate of the Sellers (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Sellers or any such affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Businesses or permitting access to the Assets of the Sellers) any offer or inquiry concerning the acquisition of the Businesses from any Person other than Omnicom or the Purchaser.

     Section 5.5 Conduct of Business. From the Execution Date to the Closing Date, except as contemplated or otherwise permitted under the terms of this Agreement, the Sellers will operate the Businesses only in the ordinary course consistent with past practice; provided, however, the Sellers shall diligently proceed with the liquidation and dissolution of the Inactive Subsidiaries. Without limiting the generality of the foregoing, except as contemplated by or otherwise permitted by this Section 5.5, each Seller will refrain, and will cause its subsidiaries to refrain, from taking any of the following actions unless consented to in writing by Omnicom (on behalf of itself and the Purchaser), which consent shall not be unreasonably withheld:

          (i) other than pursuant to this Agreement or the Advertising Stock Sale Agreement, selling, leasing or otherwise disposing of all or a substantial part of its assets or Businesses;

          (ii)  amending  its  Certificate  of   Incorporation  or  by-laws  (or
     equivalent charter documents), other than pursuant to Section 10.1 or as otherwise described on Schedule 5.5;

          (iii) changing its equity capitalization;

          (iv) engaging in any acquisition of the stock, assets or business of another corporation or entity or making any equity investment of corporate funds in another corporation or entity other than short-term investments in cash equivalents;

          (v) merging or consolidating with and into any corporation, limited liability company or other entity, or merging or consolidating any corporation, limited liability company or other entity with and into it;

          (vi)  except  in  respect  of any  Inactive  Subsidiary  or any  other
     Subsidiary   indicated   on  Schedule  3.3  as  being  in  the  process  of
     liquidation, engaging in any liquidation or dissolution;

          (vii) engaging in any transaction involving an amount in excess of $250,000, other than in the ordinary course of business to service its clients;

          (viii) other than pursuant to the Advertising Stock Sale Agreement, engaging in the issuance or sale of stock or securities, or options, warrants or obligations convertible into such stock or securities or, issuing any phantom stock, equity participation units, stock appreciation rights or similar rights;

          (ix) entering into any line of business not related to advertising or public relations;

          (x) prepaying any indebtedness for borrowed money except for obligations to Omnicom or one of its affiliates or payments of the 8.17% Junior Subordinated Installment Notes, the 13.25% Junior Subordinated Notes, the 13.25% Senior Subordinated Notes and the notes issued under the Amended and Restated Credit Agreement; or creating or modifying any of the terms of any of the following financial arrangements: any lien on any of its assets or properties; any guarantee by it of the obligations of any third party, whether a director, officer or employee of the Company or any Subsidiary, or otherwise; and any indebtedness for borrowed money except in the ordinary course of its business under credit lines set forth on
     Schedule 3.8 or pursuant to a transaction with Omnicom or one of its affiliates;

          (xi)  except  as  set  forth  on  Schedule  5.5,   entering  into  any
     arrangement with any employee or consultant pursuant to which the compensation or fee payable to such employee or consultant shall wholly or partially be contingent upon (a) a percentage of its revenues or the revenues generated by it relating to any of its clients or (b) its profits, except for renewals in the ordinary course of business and consistent with past practice of outstanding arrangements of such type which have been disclosed on Schedule 3.8, and except for the consulting and/or employment agreements to be entered into by each of Jay Chiat and Leland Clow with the Company, in the forms previously approved in writing by Omnicom (respectively, the "Chiat Consulting Agreement" and the "Clow Employment Agreement");

          (xii) making any loans to any employee, including normal travel and expense advances or relocation allowances, except in each case consistent with past practice and individually not in excess of $5,000, or to any other Person;

          (xiii) except as disclosed in Schedule 3.8 hereto, entering into any lease or purchase of real property or commitment to construct real property;

          (xiv) granting any compensation increase to any employee whose total annual compensation would after such increase exceed $150,000, or paying bonuses to any employees, except (a) Advertising shall be permitted consistent with past practices to accrue (but not pay) bonuses for distribution to its senior executives and certain other key employees in respect of the period commencing November 1, 1994 and ending with the Closing Date in an amount up to 10% of profit from normal advertising operations before all federal, state, local and foreign income taxes and adjusted to exclude interest income and income expense calculated in accordance with GAAP, such accrual to be reviewed and adjusted upward or downward after October 31, 1995 consistent with past practice (it being understood that for the period commencing the day after the Closing Date and ending October 31, 1995, the accrual shall be based on the financial results of the Businesses as conducted by the Purchaser), (b) the Company and its Subsidiaries shall be permitted to pay the bonuses accrued for on the Balance Sheet, and (c) the Company and its Subsidiaries shall be permitted to pay "spot" bonuses from time to time to employees in the ordinary course of business and consistent with past practice not to exceed $50,000 in the aggregate;

          (xv) except for the Chiat Consulting Agreement and the Clow Employment Agreement and the agreements referred to in Section 5.5(xix) below, entering into any contract or agreement with any officer or director;

          (xvi) except as set forth on Schedule 5.5, entering into any affiliation arrangement with any advertising agency, other than the Purchaser or another member of the TBWA International network;

          (xvii) declaring or paying any dividends to its stockholders or making other distributions in respect of its capital stock, splitting, combining or reclassifying any of its capital stock, or issuing or authorizing or proposing the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; provided that Advertising may declare a dividend to its stockholder consisting solely of shares of capital stock of the Company owned by Advertising; repurchasing (other than pursuant to the Profit Sharing Plan Purchase Agreement and the stock repurchase agreements existing as of the date hereof and described on
     Schedule 3.8), redeeming or otherwise acquiring any of its shares of capital stock;

          (xviii) amending in any material respect any contract or agreement material to the Businesses, including without limitation the Advertising Stock Sale Agreement, the Profit Sharing Plan Purchase Agreement or any agreement with Nissan Motor Corp.;

          (xix) entering into any severance agreement involving a payment, or obligation to pay, any amount in excess of the Company's normal severance benefit as set forth on Schedule 3.22; provided, however, that Omnicom and the Purchaser acknowledge that the Sellers collectively may also enter into up to sixteen severance agreements (in a form previously approved by Omnicom) each providing for not more than six months of severance pay;

          (xx) releasing, canceling or assigning any indebtedness for borrowed money owed to it, or waiving any material right relating to its properties;

          (xxi) accepting as a client any Person that the Chief Executive Officer of Omnicom, in his reasonable discretion, determines to be competitive with any significant client serviced by any member of the TBWA International network, the DDB Needham Worldwide network or the BBDO Worldwide network;

          (xxii) accepting as a client any Person that the Chief Executive Officer of Omnicom, in his reasonable discretion, determines to be contrary to the best interests of Omnicom and its subsidiaries;

          (xxiii) except as set forth on Schedule 5.5, creating or modifying any Plan or entering (other than the Chiat Consulting Agreement and the Clow Employment Agreement) into or modifying any employment agreement which is not cancelable without penalty or other obligation on 30 days notice;

          (xxiv) entering into any transaction or performing any act which would be reasonably likely to result in any of the representations and warranties of the Sellers contained in this Agreement not being true and correct; or agreeing to take any of the actions that are prohibited herein or which would constitute a violation of any of the covenants of the Sellers contained herein; and

          (xxv) delegating to directors the power to take any of the actions prohibited by any of the foregoing clauses.

     Notwithstanding anything in this Section 5.5 to the contrary, Advertising shall be permitted to assign to Jay Chiat all of its rights and obligations in, to and under the lease relating to the residential townhouse at 149 East 38th Street, New York, New York.

     Section 5.6 Financial Information. Within 20 days after the close of each month between the Execution Date and the Closing Date, the Company shall furnish to Omnicom the unaudited consolidated and consolidating balance sheets of the Company and the Subsidiaries and the unaudited consolidating balance sheets of the Company and each Subsidiary and operating unit, specified in clauses (b) and
(c) of Section 3.4, as at the close of such month, and the related consolidated and consolidating statements of income and (with respect to quarterly consolidated statements) cash flow for the period then ended and the fiscal year-to-date. The unaudited financial statements referred to in this Section 5.6 shall be prepared in accordance with GAAP applied on a consistent basis with the audited financial statements provided to Omnicom and the Purchaser pursuant to
Section 3.4 above.

     Section 5.7 Notice and Cure. The Sellers will notify Omnicom in writing (where appropriate and only with respect to matters occurring after the Execution Date, through updates to the Schedules) of, and contemporaneously will


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

provide Omnicom with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to the Sellers, occurring after the Execution Date that causes or will cause any covenant or agreement of the Sellers under this Agreement to be breached or that renders or will render untrue any representation or warranty of the Sellers contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance (each, a "Post Execution Date Event"). The Sellers also will notify Omnicom in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any other violation or breach, as soon as practicable after it becomes known to the Sellers, of any representation, warranty, covenant or agreement made by the Sellers in this Agreement. Except as herein provided, no notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Purchaser's right to seek indemnity under Article XI; provided, however, for purposes of determining Purchaser's right to seek indemnity under
Article XI, information contained on updates to the Schedules relating solely to a Post Execution Date Event shall be deemed to be disclosed to Omnicom and the Purchaser and such information shall be deemed to have been set forth in such Schedule as of the Execution Date.

     Section 5.8 Termination of Profit Sharing Plan. The Company shall obtain all governmental approvals (including approval by the Internal Revenue Service) and shall take all other action necessary to terminate the Profit Sharing Plan effective on or about the Closing Date, even though such approvals may be obtained and such action taken on or after the Closing Date.

     Section 5.9 Consultation. Between the Execution Date and the Closing Date, the Sellers will consult with Omnicom's management and the management of the TBWA International network with a view to informing such management as to the operation and management of the Businesses to be acquired by the Purchaser. The Sellers will use commercially reasonable efforts to preserve the business organization of the Businesses, to preserve for the Purchaser and the TBWA International network the present business relationships of the Businesses, and to preserve for the Purchaser and the TBWA International network all of the confidential information and trade and business secrets relating to the Businesses.

     Section 5.10 Company Stockholder Approval. Within five days after the Registration Statement becomes effective, the Company shall give notice of a meeting of its stockholders to be held not more than 20 days from the date of such notice for the purpose of voting on and approving, among other things, this Agreement, a plan for the liquidation and dissolution of the Company and the amendment to the Certificate of Incorporation of the Company contemplated by
Section 10.1 and the agreements and the transactions contemplated hereby and thereby. The Company shall use its best efforts to obtain such stockholder approval. The Company will, through its Board of Directors, recommend to its stockholders approval of the transactions contemplated by this Agreement.

     Section 5.11 Fulfillment of Conditions. Each Seller will execute and deliver at the Closing each agreement that such Seller is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Omnicom and the Purchaser contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE VI

                     COVENANTS OF OMNICOM AND THE PURCHASER

     Omnicom and the Purchaser covenant and agree with the Sellers that, at all times from and after the Execution Date until the Closing, Omnicom and the Purchaser will comply with all covenants and provisions of this Article VI, except to the extent the Sellers may otherwise consent in writing.

     Section 6.1 Regulatory and Other Approvals.  Omnicom and the Purchaser will
(a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to governmental or regulatory authorities or any other Person required of Omnicom or the Purchaser to consummate the transactions contemplated hereby, including without limitation those described on Schedule 4.7, (b) provide such other information and communications to such governmental or regulatory authorities or other Persons as such governmental or regulatory authorities or other Persons may reasonably request in connection therewith and (c) provide reasonable cooperation to the Sellers in obtaining all consents, approvals or actions of, making all filings with and giving all notices to governmental or regulatory authorities or other Persons required of the Sellers to consummate the transactions contemplated hereby. Omnicom will provide prompt notification to the Sellers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise the Sellers of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any governmental or regulatory authority or other Person regarding any of the transactions contemplated by this Agreement.

     Section 6.2 HSR Filings. In addition to and without limiting the covenants contained in Section 6.1, Omnicom will (a) take promptly all actions necessary to make the filings required of Omnicom under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Omnicom from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with the Sellers in connection with the Sellers' filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

     Section 6.3 Financial Information and Reports. As soon as reasonably practicable after it becomes publicly available, Omnicom shall furnish to the Company any Form 10-Q or other registration statement or report filed by Omnicom with the SEC following the Execution Date and prior to the Closing Date.

     Section 6.4 Agreements Regarding Employees. (a) The Purchaser shall cause one or more companies operating within the TBWA International network to offer employment to all employees of the Company and the Subsidiaries (including those employees who are on vacation, temporary lay-off, leave of absence, sick-leave or short- or long-term disability) (the "Affected Employees") following the Closing Date (other than Jay Chiat, who shall become a consultant to Omnicom, and Robert Wolf, who shall become an employee of Omnicom). Such personnel who accept such employment will be employed on substantially the equivalent terms and conditions (including titles, salary or wages) as such personnel were employed by the Company or a Subsidiary immediately prior to the Closing Date (other than as may be provided in the employment agreements referred to in Sections 8.13 and 8.15), but nothing herein contained shall be deemed to create an employment contract between the Purchaser and/or any of its affiliates and any such personnel. In the event any employee of the Company or a Subsidiary shall be deemed to have been terminated solely by reason of the consummation of this Agreement, all liability for severance benefits and any other benefits not recorded on the books and records of the Company as of the Closing Date, if any, shall be borne by the Company. Except as provided below, employees of the Company or a Subsidiary who become employees of a company operating within the TBWA International network shall be subject to all rules, regulations, requirements and policies applicable to all new hires of such company, and any such employees who may be subsequently terminated will be entitled to severance benefits in accordance with the policy of such company as then applicable, except to the extent that written agreements with such employees that are assumed by the Purchaser or subsequently entered into, provide otherwise. Notwithstanding the foregoing, the Purchaser shall cause one or more companies operating within the TBWA International network to offer Affected Employees the benefits set forth on Schedule 6.4.

     (b) With respect to any welfare benefit plans (within the meaning of Section 3(1) of ERISA) maintained by Omnicom or a company operating within the TBWA International network in which an Affected Employee will participate (the "Omnicom Group") on or after the Closing Date, the Omnicom Group shall (i) cause to be waived any pre-existing condition limitations, (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by the Company and the Subsidiaries prior to the Closing Date and (iii) permit those Affected Employees who are eligible as of the Closing Date to participate in the Company and the Subsidiaries' applicable welfare plan(s) to participate immediately in the applicable welfare plan(s) of the Omnicom Group.

     (c) The Omnicom Group shall recognize under its employee benefit plans, programs, arrangements and policies in which an Affected Employee will participate the service credited to the Affected Employees as of the Closing Date to the extent recognized under the Company and the Subsidiaries' plans or continuity of service rules (or, with respect to any benefit under the applicable welfare plans of the Omnicom Group as to which there is no comparable benefit under the applicable welfare plans of the Company and the Subsidiaries, to the extent such service would have been recognized under the plans of the Omnicom Group as if such service had been rendered to the Omnicom Group) for purposes of any waiting period, eligibility conditions and benefits. Notwithstanding the foregoing, no past service credit for service with the Company and its Subsidiaries shall be given to any Affected Employee who may in the future participate in Omnicom's Executive Salary Continuation Plan.

     (d) The Omnicom Group shall observe the terms of the Company and the Subsidiaries' vacation policy with respect to Affected Employees or shall adopt a vacation policy covering Affected Employees with identical terms for the balance of the calendar year in which the Closing Date occurs.

     Section 6.5 Notice and Cure. Omnicom or the Purchaser will notify the Sellers in writing of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Omnicom or the Purchaser, occurring after the Execution Date that causes or will cause any covenant or agreement of Omnicom or the Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Omnicom or the Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Omnicom or the Purchaser also will notify the Sellers in writing of, and will use all commercially reasonable efforts to cure, before the Closing, any other violation or breach, as soon as practicable after it becomes known to Omnicom or the Purchaser, of any representation, warranty, covenant or agreement made by Omnicom or the Purchaser in this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

     Section 6.6 Fulfillment of Conditions. Omnicom and the Purchaser will execute and deliver or cause the execution and delivery at the Closing each agreement that Omnicom and the Purchaser or one of their affiliates is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of the Sellers contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     Section 6.7 Blue Sky; New York Stock Exchange Listing. Omnicom and the Purchaser will use their best efforts to (a) obtain all necessary state securities and blue sky authorizations required to issue the Omnicom Stock as contemplated by this Agreement and (b) cause such shares of Omnicom Stock to be listed on the New York Stock Exchange, subject only to official notice of issuance.

     Section 6.8 Access to Books and Records. For a period of seven years from the Closing Date, Omnicom and the Purchaser shall provide, free of charge, to the Company (or, upon its dissolution, the Liquidating Trustee) and their respective representatives, upon reasonable advance notice and during normal business hours, access to all books and records of the Company and Advertising purchased by the Purchaser hereunder.

     Section 6.9 Purchases of Omnicom Stock. Omnicom will not, and will not permit the Purchaser or any other of its subsidiaries to, purchase any Omnicom Stock (whether pursuant to open-market purchases or otherwise) during the 20 consecutive trading days ending three business days immediately prior to the Closing Date.

     Section 6.10 Financial Results of Combined Businesses. In the event the Closing Date occurs prior to August 31, 1995, Omnicom agrees to prepare and on or before October 30, 1995 to make publicly available as required by the accounting rules referred to below, combined interim financial results of Omnicom and the Businesses of the Company and Advertising acquired hereunder satisfying all applicable FASB pooling-of-interests requirements, which financial results shall cover a 30-day period (or such shorter period as may be allowed, or longer period if required, by such accounting requirements at the time) immediately following the Closing Date (provided such period is a normal, complete fiscal period of Omnicom). In the event that Omnicom determines prior to the Closing that it will not be able to publish such financial results by October 30, 1995, Omnicom shall postpone the Closing Date and, subject to the provisions of Section 10.8, reschedule it to a date after October 31, 1995.

     Section 6.11 Chiat Art Lease; Insurance. At the Closing, the Purchaser shall enter into a lease with Jay Chiat in substantially the form previously approved by Jay Chiat and Omnicom pursuant to which the Purchaser will lease from Jay Chiat the art works described in such lease for the sum of $1 per year. Such lease will terminate on the date which is seven years from the Closing
Date, provided that either party may terminate the lease upon 30 days prior written notice. The lease will provide, and the Purchaser hereby agrees, that the Purchaser will maintain and pay all premiums due under the art insurance policies described in such lease during the term of the lease.

     Section 6.12 Exchange Act Filings. For a period of three years immediately following the Closing Date, Omnicom shall file in a timely manner all reports required to be filed pursuant to and in accordance with Section 13 and Section 15(d) of the Securities Exchange Act of 1934, as amended.

     Section 6.13 Mojo Receivable. Omnicom and the Purchaser agree to use their respective reasonable best efforts to recover, as promptly as practicable, all amounts remaining due after the Closing Date in respect of the Mojo Receivable, including any set-off or holdback in respect of payments made prior to the Closing Date.

                                  ARTICLE VII

                                MUTUAL COVENANTS

     Omnicom, the Purchaser and the Sellers mutually covenant and agree with each other as follows:

     Section 7.1 Preparation of Registration Statement. Omnicom and the Company shall prepare the Registration Statement to be filed with the SEC under the Securities Act for the registration of the Omnicom Stock to be issued in connection with this Agreement. The Registration Statement and the related Information Statement and prospectus forming a part of the Registration Statement shall be mailed to stockholders of the Company in connection with the special meeting of stockholders, more fully described in Section 5.10, to be held for the purpose of authorizing the transactions contemplated by this Agreement (the Registration Statement and the Information Statement and prospectus are hereinafter referred to collectively as the "Prospectus Materials"). Omnicom and the Company shall cooperate with each other in the preparation of the Prospectus Materials and any related filings as shall be necessary under the securities laws of any state. Omnicom shall prepare and file the Registration Statement and shall use its best efforts to cause it to become effective as promptly as possible. Omnicom shall use its best efforts to keep the Registration Statement continuously effective until 60 days after the Distribution Date. The Registration Statement will cover resales by the trustee of the Liquidating Trust and by the escrow agent of the Liquidating Trust Escrow Fund to be effected within the 60-day period following the Distribution Date. Omnicom, the Purchaser and the Company shall furnish all information relating to Omnicom, the Purchaser or the Company and its Subsidiaries, as the case may be, necessary in order to prepare the Prospectus Materials. None of the information supplied by Omnicom, the Purchaser or the Company for inclusion or incorporation by reference in (i) the Registration Statement will, at the time it is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus Materials will, at the date mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Company, the Purchaser and Omnicom, with respect to the materials to be furnished by it (and in the case of the Company, also with respect to the Liquidating Trust, the Liquidating Trust Escrow Fund and the sales of Omnicom Stock to be made by the respective trustee and escrow agent thereof) for inclusion in the Prospectus Materials, will ensure that such materials are presented in such a form as to comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder, except that no representation is made by a party with respect to statements made in such document based on information supplied by the other party for inclusion therein. Omnicom shall indemnify the Company and its directors, officers, agents, "controlling persons" as defined by the Securities Act, and the Stockholders and EAR and EPU holders against any liability, damage, cost, loss, or expense to them or any of them arising solely out of any untrue statement or alleged untrue statement of a material fact expressly furnished by Omnicom or the Purchaser for inclusion in the Prospectus Materials, or caused by any omission or alleged omission to furnish a material fact concerning Omnicom or the Purchaser that is required to be stated therein or that is necessary to make the statements furnished by Omnicom or the Purchaser not misleading. Independent of its obligations under Article XI, the Company shall indemnify Omnicom, the Purchaser and their respective directors, officers, agents, "controlling persons" as defined by the Securities Act, and attorneys against any liability, damage, cost, loss, or expense to them or any of them arising solely out of any untrue statement or alleged untrue statement of a material fact expressly furnished by the Company for inclusion in the Prospectus Materials, or caused by any omission or alleged omission to furnish a material fact concerning the Company and its Subsidiaries or the Liquidating Trust or Liquidating Trust Escrow Fund that is required to be stated therein or that is necessary to make the statements furnished by the Company not misleading. Omnicom will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order by the SEC or by any securities regulatory commission of any state, of the suspension of the qualification of Omnicom Stock that is issuable in connection with this Agreement for offering and sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, and of any request by the SEC or any such state commission for the amendment or supplement of the Registration Statement or for additional information. Subject to Section 1.1.3(iv), each of the Sellers and the Purchaser shall bear the fees and expenses of their respective counsel, accountants and financial advisors in connection with the preparation of the Prospectus Materials; provided that all fees, costs and expenses relating to the filing, printing and distribution of the Registration Statement, "blue sky" fees and registration of the Omnicom Stock shall be borne by Omnicom.

     Section 7.2 Affiliates' Letters. Prior to the Closing Date, the Company shall furnish Omnicom with a list identifying all persons who may be considered, in its opinion, to be "affiliates" of the Company, as the term "affiliates" is used in Paragraphs (c) and (d) of Rule 145 under the Securities Act or in SEC ASR No. 135 (the "Company Affiliates"). The Company shall use its best efforts to cause each Person who it has identified as a Company Affiliate and each additional Person, if any, that Omnicom has identified in writing to the Company as a Company Affiliate, to deliver to Omnicom on or before the Closing Date the affiliates representation letter attached hereto as Exhibit B; provided, however, nothing contained in this provision shall prohibit the Company or Advertising from transferring shares of Omnicom Stock delivered to it at the Closing to the Stockholders, the holders of EARs and EPUs, the Escrow Agent and the Liquidating Trust, as the case may be, or to The Chase Manhattan Bank, N.A., as Deposit Agent, under the Deposit and Pledge Agreement.

     Section 7.3 Reasonable Efforts to Consummate Transaction. Omnicom, the Purchaser and the Sellers will each use its reasonable efforts and will fully cooperate with each other to consummate the transactions contemplated by this Agreement.

     Section 7.4 Sales Tax Liability. The Purchaser and the Sellers shall obtain all necessary sales tax exemptions and take all such other action as may be necessary or advisable to cause the transfer of the Assets to the Purchaser not to be subject to sales tax. To the extent that, despite all such actions, the transfer of any of the Assets to the Purchaser gives rise to sales tax liability or other transfer, purchase or recordation documentary taxes and fees (collectively, "Sales Taxes"), the Purchaser shall promptly pay to the appropriate tax authorities up to the first $200,000 of the Sales Taxes incurred by the Company and Advertising. Any such liability in excess of $200,000 shall be shared equally between the Purchaser and the Sellers; the Sellers shall determine between them the allocation of any amounts so contributed by the Purchaser in respect of such Sales Taxes.

     Section 7.5 Financial Transactions. Omnicom, the Purchaser and the Sellers agree that between the Execution Date and the Closing Date they shall cause the following transactions to occur: (i) the Purchaser shall lend the Company $55,000,000 and lend Advertising $1,000,000 on reasonable commercial terms and pursuant to financing documents reasonably acceptable to the parties thereto and in substantially the form of the Amended and Restated Credit Agreement and the documents ancillary thereto; (ii) the Company shall make a capital contribution of not less than $55,000,000 to Advertising; and (iii) Advertising shall repay in full all outstanding principal, together with accrued interest, of the 8.17% Junior Subordinated Installment Notes, the 13.25% Junior Subordinated Notes, the 13.25% Senior Subordinated Notes and the notes issued under the Amended and Restated Credit Agreement. Upon the repayment in full of amounts outstanding under the Amended and Restated Credit Agreement in accordance with clause (iii) above and prior to the Closing, Omnicom agrees to release or cause to be released (by, among other things, filing UCC termination statements in all appropriate jurisdictions) all Liens granted to secure the obligations of the Company and Advertising thereunder.

     Section 7.6 Calculation of Revenues.

     7.6.1 Delivery of Revenues Statement. The chief financial officer of the Company shall prepare an unaudited statement of the Annualized Revenues (as hereinafter defined) of the Company and its Subsidiaries as at the month ending immediately following the Execution Date (the "Revenues Statement"); and shall prepare an updated Revenues Statement as at the end of each succeeding month until the Closing Date (each such month, a "Measuring Month"). A copy of each such Revenues Statement shall be delivered to Omnicom not later than five days after the end of each such month. If Omnicom (on behalf of itself and the Purchaser) does not agree that the Revenues Statement as at the earlier of (x) the last day of the month immediately preceding the Closing Date and (y) October 31, 1995, correctly sets forth the Annualized Revenues, then within ten days after delivery to it of such Revenues Statement, Omnicom shall give written notice to the Company of any exceptions thereto. If the Company and Omnicom do not reconcile their differences within five days thereafter the items in dispute shall be submitted to the Arbitrator in accordance with Section 10.7, and the Annualized Revenues as determined by the Arbitrator shall be final, conclusive and binding upon all of the parties hereto. The books and records of the Company and its Subsidiaries, and the work papers of the Company's accountants, shall be made available at the Company's principal offices to Omnicom and its representatives and the Arbitrator, for the purpose of reviewing the Annualized Revenues.

     7.6.2 Definition of Annualized Revenues. The "Annualized Revenues" shall be the commissions and fees of the Company and its Subsidiaries for the fiscal year commencing November 1, 1994 and ending October 31, 1995 (the "Measuring Period"), calculated as follows:

         (a) There shall be calculated as of the end of the applicable Measuring Month a forecast of the amount of commissions and fees to be earned by the Company and its Subsidiaries during the Measuring Period from those clients of the Company and its Subsidiaries that were such on October 31, 1994 ("Original Clients"). Such calculation shall separately state the commissions and fees to be earned from the twenty largest clients as of the Execution Date, and the aggregate of the commissions and fees to be earned from all other clients.

     (b) The amount as so calculated shall be adjusted as follows:

          (i) there shall be added, the annualized amount of commissions and fees which would have been earned by the Company and its Subsidiaries from any new clients won since November 1, 1994 ("New Clients"), had such New Clients been clients during the entire Measuring Period;

          (ii) there shall be excluded any commissions and fees from any clients lost since November 1, 1994 ("Lost Clients"), whether Original Clients or New Clients; and

          (iii) Fruitopia/Cherry Coke shall be deemed a Lost Client.

The forecast of any unearned commissions and fees shall be made in good faith and upon a reasonable basis. The determination of earned commissions and fees shall be made in accordance with GAAP consistent with the accounting principles and practices used in preparing the Balance Sheet.

     Section 7.7 Public Announcements. Omnicom, the Purchaser and the Sellers will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any public statement without the prior consent of the other parties which shall not be unreasonably withheld, except as may be required by law or by obligations pursuant to any listing agreements with any national securities exchange.

     Section 7.8 Renegotiation of Purchase Price. In the event that on the Closing Date as initially scheduled pursuant to Section 2.2, the Annualized Revenues of the Company and its Subsidiaries exceed $100,000,000, and the EBIT as defined and as calculated in accordance with Schedule 7.8 to this Agreement ("EBIT") for the Company's fiscal year ending October 31, 1995 is reasonably expected to exceed $17,200,000, then each of the parties hereto agrees to negotiate in good faith an upward adjustment to the Purchase Price, and if agreement thereon is reached, to amend this Agreement and any documents incidental or ancillary hereto to the extent necessary to reflect such adjustment. Notwithstanding the foregoing, each of the parties hereto agrees that the failure to reach a renegotiated Purchase Price, regardless of the reason therefor, shall not be deemed a breach of this Agreement by any party hereto and accordingly, may not be the basis for any action or claim for damages. During any period of negotiation pursuant to this Section 7.8, the scheduled Closing Date shall be postponed to accommodate such negotiation efforts and rescheduled in the event an agreement to proceed to Closing (whether at an increased Purchase Price or otherwise) is reached.


                                  ARTICLE VIII

             CONDITIONS TO OBLIGATIONS OF OMNICOM AND THE PURCHASER

     The obligations of the Purchaser hereunder to purchase the Assets and to assume and pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (except with respect to Section 8.8 and the first sentence of Section 8.10, all or any of which may be waived in whole or in part by Omnicom, on behalf of itself and the Purchaser, in its sole discretion):

     Section 8.1 Representations and Warranties. The representations and warranties made by the Sellers in this Agreement, or in any Schedule delivered pursuant hereto, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Sellers shall have delivered to Omnicom and the Purchaser a certificate, dated the Closing Date, to such effect.

     Section 8.2 Good Standing Certificates. The Sellers shall have delivered to Omnicom and the Purchaser a certificate from the Secretary of State (or comparable official) of each jurisdiction in which a Subsidiary whose stock is being acquired by the Purchaser under this Agreement is organized or qualified to do business, to the effect that such Subsidiary is in good standing in such jurisdiction.

     Section 8.3 Performance. The Sellers shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by the Sellers at or before the Closing (it being agreed that the Purchaser shall not be required to close either the Company Asset purchase or the Advertising Asset purchase unless both such Asset purchases are simultaneously closed), including without limitation, the execution and delivery of the conveyance documents referred to in Section 2.2(b), and the Sellers shall have delivered to Omnicom and the Purchaser a certificate, dated the Closing Date, to such effect.

     Section 8.4 Certified Resolutions. The Sellers shall have delivered to Omnicom and the Purchaser copies of resolutions of the boards of directors and of the stockholders of the Sellers authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to by the respective secretaries of the Company and Advertising.

     Section  8.5 No  Litigation.  There  shall not be pending  any  litigation, proceeding, investigation, review, arbitration or claim by governmental representatives or authorities, and no preliminary or permanent injunction or other order shall have been issued, to restrain or invalidate the consummation by the Sellers of this Agreement and the transactions contemplated hereby, and no material litigation shall be pending or to the best knowledge, information and belief of the Sellers, threatened against the Company or any of its Subsidiaries or any of their respective directors, officers or stockholders (a) with respect to this Agreement or the transactions contemplated hereby or arising out of the actions required or permitted to be taken by any of them pursuant to this Agreement, or (b) against or affecting either Seller or any of the Subsidiaries or any of their properties or rights which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

     Section 8.6 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit Omnicom, the Purchaser and the Sellers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

     Section 8.7 Registration Statement; New York Stock Exchange Listing. The Registration Statement shall have been declared effective by the SEC and on the Closing Date shall remain effective and shall not be subject to a stop order or any threatened stop orders. All necessary state securities and blue sky authorizations required to carry out the transactions contemplated by this Agreement shall have been obtained. The Omnicom Stock issuable in connection with this Agreement shall have been duly listed on the New York Stock Exchange, subject only to official notice of issuance.

     Section  8.8  Company   Stockholder   Approval.   The  special  meeting  of
stockholders of the Company shall have been duly held and at such meeting the requisite affirmative vote of the Company stockholders shall have been recorded to authorize and to approve the transactions contemplated hereby in accordance with applicable provisions of Delaware law, including the matters set forth in
Section 5.10 hereof and such other matters presented to the Stockholders for approval.

     Section 8.9 Required Approvals, Notices and Consents. The Sellers shall have obtained or given, as the case may be, at no expense to Omnicom or the Purchaser and there shall not have been withdrawn or modified any notices, consents, approvals or other actions listed on Schedule 3.24 hereof (except as otherwise contemplated by Section 3.24). Each such consent shall be in form reasonably satisfactory to counsel for Omnicom and the Purchaser.

     Section 8.10 Pooling of Interests Accounting. The SEC shall not have objected to Omnicom's treatment of the purchase of the Assets as a pooling-of-interests for accounting purposes. Omnicom shall have received a letter from each of Coopers & Lybrand LLP and Arthur Andersen LLP substantially in the forms of Exhibit D and Exhibit E hereto, respectively, confirming that the Company and the Purchaser are poolable entities as provided in APB No. 16.

     Section 8.11 Opinion of Counsel. Omnicom and the Purchaser shall have received the opinion of Simpson Thacher & Bartlett, special counsel to the Sellers, dated the Closing Date, substantially in the form and to the effect of Exhibit C hereto.

     Section 8.12 Escrow Agreements. The Sellers and the Escrow Agent shall have entered into the Escrow Agreement.

     Section 8.13 Employment Agreements. The Purchaser and/or one of its affiliates and each of Steve Hancock, Adelaide Horton, Robert Kuperman, Ira Matathia, Tom Patty and Robert Wolf shall have entered into an employment agreement, each in a form previously approved by such party and the Purchaser.

     Section 8.14 Non-Competition Agreements. Each of Leland Clow, Steve Hancock, Adelaide Horton, Robert Kuperman, Ira Matathia, Tom Patty and Robert Wolf shall have entered into a non-competition agreement in substantially the form of Exhibit F hereto; and Jay Chiat shall have entered into a non-competition agreement substantially in the form of Exhibit G hereto.

     Section 8.15 Employment/Consulting Agreements. Jay Chiat shall have entered into the Chiat Consulting Agreement and Leland Clow shall have entered into the Clow Employment Agreement and each shall have agreed to the assumption thereof by the Purchaser; and the Sellers shall have delivered to Omnicom and the Purchaser a certificate dated the Closing Date to the effect that the Chiat Consulting Agreement and the Clow Employment Agreement are in full force and effect, that Jay Chiat and Leland Clow are full-time employees of the Company, and no party to either such agreement has declared or threatened to declare, nor has any basis to declare the other party thereto in default thereunder. In addition, Jay Chiat and Leland Clow shall have each delivered to the Purchaser his written consent that the term "Group" as used in Section 7(a) of the Chiat Consulting Agreement and Clow Employment Agreement, as the case may be, shall on and after the Closing Date mean all companies operating within the combined Chiat/Day and TBWA International network.

     Section 8.16 Loss of Client Account. Advertising shall not have ceased to be or received notice that it will cease to be, (x) the advertising agency in the United States for the U.S. Nissan and/or Infiniti divisions of Nissan Motor Corp., or (y) the advertising agency for two or more of the following accounts:
Eveready, Home Savings, NYNEX, Midland Bank, NY Life or Shoppers Drug Mart; provided, however, that the Sellers shall have been deemed to satisfy the condition under clause (y) in the event that Advertising replaces the lost account with an account of similar size (measured by revenues).

     Section  8.17  Affiliates  Representation  Letters.  Each  of  the  Company
Affiliates   shall  have  executed  and  delivered  to  Omnicom  the  affiliates representation letter referred to in Section 7.2.

     Section 8.18 EAR and EPU Holders. Holders of EARs and EPUs who own in the aggregate at least 83% of the outstanding EARs and EPUs on the Closing Date, which group must include each holder of EARs or EPUs who is also a Stockholder of the Company, shall have executed and delivered to the Company written consent to the actions described in Section 2.7, substantially in the form of Exhibit H hereto. The Company shall have delivered a copy of all such Consent Letters to Omnicom.

     Section 8.19 Closing of Profit Sharing Plan Purchase Agreement. The transactions contemplated by the Profit Sharing Plan Purchase Agreement shall have been completed.

     Section 8.20 Repayment of Indebtedness. The Company shall have made adequate arrangements so that within 90 days after Closing, all indebtedness of directors, officers and employees of the Company or any Subsidiary to the Company or any Subsidiary shall have been repaid in full, other than routine travel and expense advances or relocation allowances or other loans to employees, in each case made (x) in the ordinary course of business, (y) within the prior 90 days, and (z) consistent in amount with past practice and individually not exceeding $5,000, and the Sellers shall have delivered to Omnicom and the Purchaser a certificate, dated the Closing Date, to such effect.

     Section 8.21 Material Adverse Effect. Except for the execution and delivery of this Agreement and the transactions required or permitted to take place pursuant hereto on or prior to the Closing Date, since the Execution Date there shall not have occurred any Material Adverse Effect, or any event or development which, individually or together with such events, could reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Purchaser shall have received reasonable assurances and financial data to demonstrate that (i) if the Closing is on or prior to August 31, 1995, EBIT for the nine months ended July 31, 1995 is $7,500,000 and EBIT for the Company's fiscal year ending October 31, 1995 is reasonably expected to exceed $13,500,000; and (ii) if the Closing is on or after November 1, 1995, EBIT for the Company's fiscal year ended October 31, 1995 is $13,500,000.

     Section 8.22 Proceedings. All proceedings to be taken on the part of the Sellers in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Omnicom and the Purchaser, and Omnicom and the Purchaser shall have received copies of all such documents and other evidences as Omnicom and the Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     Section 8.23 Financial Transactions. Each of the transactions required under Section 7.5(ii) and (iii) shall have been consummated.

     Section 8.24 Deposit and Pledge Agreement. The Sellers and the deposit agent shall have entered into a deposit and pledge agreement in a form previously approved by such parties and the Purchaser (the "Deposit and Pledge Agreement").

                                   ARTICLE IX

                    CONDITIONS TO OBLIGATIONS OF THE SELLERS

     The obligations of the Sellers hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (except with respect to Section 9.8, all or any of which may be waived in whole or in part by the Sellers in their sole discretion):

     Section 9.1 Representations and Warranties. The representations and warranties made by Omnicom and the Purchaser in this Agreement, taken as a whole, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and Omnicom and the Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date, to such effect.

     Section 9.2 Good Standing Certificates. Omnicom shall have delivered to the Sellers a certificate from the Secretary of State of the State of New York to the effect that Omnicom is in good standing in such state and a certificate from the Secretary of State (or comparable official) of each state in which it is qualified to do business, to the effect that it is in good standing in such jurisdiction. The Purchaser shall have delivered to the Sellers a certificate from the Secretary of State of the State of Delaware to the effect that the Purchaser is in good standing in such state and a certificate from the Secretary of State (or comparable official) of each state in which it is qualified to do business to the effect that it is in good standing in such jurisdiction.

     Section 9.3 Performance. Omnicom and the Purchaser shall have performed and complied with the agreements, covenants and obligations required by this Agreement to be so performed or complied with by Omnicom and the Purchaser at or before the Closing (it being agreed that the Sellers shall not be required to close either the Company Asset sale or the Advertising Asset sale unless both such Asset sales are simultaneously closed), including without limitation, the execution and delivery of the assumption documents referred to in Section 2.2(c), and Omnicom and the Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date, to such effect.

     Section 9.4 Certified Resolutions. Omnicom and the Purchaser shall have delivered to the Sellers a copy of the resolutions of the boards of directors of each of Omnicom and the Purchaser authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to by the secretary or assistant secretary of Omnicom and the Purchaser, respectively.

     Section  9.5 No  Litigation.  There  shall not be pending  any  litigation, proceeding, investigation, review, arbitration or claim by governmental representatives or authorities, and no preliminary or permanent injunction or other order shall have been issued to restrain or invalidate the consummation by Omnicom or the Purchaser of this Agreement and the transactions contemplated hereby, and Omnicom and the Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date, to such effect. No material litigation shall be pending or threatened against the Company or any of its Subsidiaries or any of their respective directors, officers or stockholders arising out of the actions required or permitted to be taken by any of them pursuant to this Agreement.

     Section 9.6 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit the Sellers, Omnicom and the Purchaser to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act, shall have occurred.

     Section 9.7 Registration Statement, New York Stock Exchange Listing. The Registration Statement shall have been declared effective by the SEC and on the Closing Date shall remain effective and shall not be subject to a stop order or any threatened stop orders. All material necessary state securities and blue sky authorizations required to carry out the transactions contemplated by this Agreement shall have been obtained. The Omnicom Stock issuable in connection with this Agreement shall have been duly listed on the New York Stock Exchange, subject only to official notice of issuance.

     Section  9.8  Company   Stockholder   Approval.   The  special  meeting  of
stockholders of the Company shall have been duly held and at such meeting the requisite affirmative vote of the Company stockholders shall have been recorded to authorize and to approve the transactions contemplated hereby in accordance with applicable provisions of Delaware law, including, without limitation, the matters set forth in Section 5.10 hereof and such other matters presented to the Stockholders for approval.

     Section 9.9 Opinion of Counsel. The Sellers shall have received the opinion of Davis & Gilbert, counsel to Omnicom and the Purchaser, dated the Closing Date, substantially in the form and to the effect of Exhibit I hereto.

     Section 9.10 Employment Agreements. The Purchaser and/or one of its affiliates, and each of Steve Hancock, Adelaide Horton, Robert Kuperman, Ira Matathia, Tom Patty and Robert Wolf shall have entered into an employment agreement, each in a form previously approved by such party and the Purchaser.

     Section 9.11 Employment/Consulting Agreements. The Purchaser shall have validly assumed each of the Chiat Consulting Agreement and the Clow Employment Agreement pursuant to an assumption agreement in a form previously approved by the Company and Omnicom, and the Chiat Consulting Agreement shall have been validly assigned by the Purchaser to Omnicom.

     Section 9.12 Increased Revenues of the Sellers. The Annualized Revenues of the Company and its Subsidiaries shall not be greater than $100,000,000 and EBIT for the Company's fiscal year ending October 31, 1995 shall not be reasonably expected to be greater than $17,200,000.

     Section 9.13 Proceedings. All proceedings to be taken on the part of Omnicom and the Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Sellers, and the Sellers shall have received copies of all such documents and other evidences as the Sellers may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     Section 9.14 Financial Transactions. Each of the transactions required under Section 7.5(i) shall have been consummated.

     Section 9.15 Incentive Agreement. The Purchaser shall have validly assumed the Richard Sittig incentive agreement referred to on Schedule 3.8.

     Section 9.16 Escrow Agreement. The Purchaser and the Escrow Agent shall have entered into the Escrow Agreement.

     Section 9.17 Closing of Profit Sharing Plan Purchase Agreement. The transactions contemplated by the Profit Sharing Plan Purchase Agreement shall have been completed.

     Section 9.18 Material Adverse Effect. Since the Execution Date there shall not have occurred any material adverse change, or any event or development which, individually or together with such events, could reasonably be expected to result in a material adverse change, on the financial condition, results of operations, assets, properties or businesses of Omnicom and its subsidiaries taken as a whole, and Omnicom shall have delivered to the Sellers a certificate, dated the Closing Date, to such effect.


                                   ARTICLE X

                             ADDITIONAL AGREEMENTS

     Section 10.1 Change of Name of Sellers. At the Closing, (i) the Company shall execute appropriate documents to change its corporate name to a name not including the "Chiat/Day" designation, or any variation thereof, and promptly thereafter shall file such documents with the Secretary of State of the State of Delaware and each other jurisdiction in which it is qualified to do business,
(ii) Advertising shall execute appropriate documents to change its corporate name to a name not including the "Chiat/Day designation, or any variation thereof, and promptly thereafter shall file such documents with the Secretary of State of the State of Delaware and each other jurisdiction in which it is qualified to do business, and (iii) each Inactive Subsidiary shall execute appropriate documents to change its corporate name to a name not including the "Chiat/Day" designation, or any variation thereof, and promptly thereafter shall file such documents with the appropriate governmental authorities of the jurisdiction of its incorporation and each other jurisdiction in which it is qualified to do business.

     Section 10.2 Change of Name of TBWA Advertising Inc. It is expressly agreed that, effective upon the Closing, the Purchaser and its affiliates shall have full and exclusive ownership of the corporate name and trade name "Chiat/Day" and shall have the right to use such corporate name and trade name anywhere in the world, and as promptly as practicable after the Closing, Omnicom will cause the companies operating as part of the TBWA International network in North America who currently include the designation "TBWA" as part of their corporate names, to change their corporate names to include the designation "TBWA Chiat/Day" by filing appropriate documents with the appropriate governmental authorities. Each of Omnicom and the Purchaser agrees that until December 31, 1998, without the consent of the Company (or after its dissolution, the Liquidating Trustee), it will not authorize the deletion of the "Chiat/Day" designation from the corporate name of any such entity. Nothing contained herein shall require Omnicom or the Purchaser to cause any company operating within the TBWA International network outside of North America to include the "Chiat/Day" designation in its corporate name or trade name.

     Section 10.3 Allocation of Purchase Price. The Sellers, Omnicom and the Purchaser agree that the Purchase Price shall be allocated in accordance with
Section 1060 of the Code, as set forth on an allocation schedule (the "Purchase Price Allocation") to be agreed by the Sellers, Omnicom and the Purchaser prior to the Closing Date; provided, however, that the Purchaser at its sole expense may obtain an appraisal of the tangible assets including leasehold improvements of the Sellers from an independent appraiser of recognized standing, which appraisal shall be used for purposes of allocating the Purchase Price to such tangible assets. The Sellers, Omnicom and the Purchaser agree that they shall report the allocation of the Purchase Price in a manner entirely consistent with Purchase Price Allocation in all tax returns and forms (including without limitation, Forms 8594 filed with Omnicom's or the Purchaser's and the Company's respective federal income tax returns for the taxable year that includes the Closing Date) and in the course of any tax audit, tax review or tax litigation relating thereto unless otherwise required under applicable law. The Sellers, Omnicom and the Purchaser shall cooperate with each other to prepare the Forms 8594 in the manner required by this Section 10.3. The Sellers, Omnicom and the Purchaser shall each deliver to the other a copy of the Form 8594 it files with its respective federal income tax return.

     Section 10.4 Future Tax Returns. The Sellers, Omnicom and the Purchaser will report the transactions contemplated by this Agreement as a taxable purchase of the Assets of each of the Company and Advertising for federal, state, local and foreign income tax purposes and will not take any federal, state, local or foreign tax reporting position which is inconsistent with the treatment of such transactions as taxable for federal income tax purposes unless otherwise required under applicable law. The Sellers will deliver to Omnicom all federal, state, local, and foreign tax returns which will be filed by either of the Sellers with respect to the taxable year of the Sellers beginning November 1, 1994, 10 days prior to the filing of any such returns with any taxing authority. Each return shall be in final form as it will be filed with the respective taxing authority. The Sellers, Omnicom and the Purchaser agree to cooperate fully in connection with any audit of any tax return filed by the Sellers, Omnicom or the Purchaser reporting the transactions contemplated by this Agreement (or administrative or judicial proceedings resulting therefrom), including without limitation the furnishing or making available of records, books of account, or personnel reasonably required in connection with such audit or proceeding. Each party shall bear its own out-of-pocket costs incurred in furnishing such cooperation.

     Section 10.5 Tax Elections. If requested by Omnicom, the Company agrees to join with Omnicom in an election under ss.338(h)(10) of the Code with respect to the Purchaser's acquisition of the stock of any Subsidiary. If so requested, the Company shall deliver to Omnicom a duly executed and completed Internal Revenue Service Form 8023 and similar forms under applicable state and local tax law with respect to each such sale no later than 60 days prior to the date each such Form is required to be filed.

     Section 10.6 Canadian Elections. Advertising and the Purchaser agree to elect jointly in prescribed form pursuant to Section 167 of the Excise Tax Act (Canada) so that no goods and services tax is payable by the Purchaser in respect of the purchase of any Advertising Assets located in Canada. Advertising and the Purchaser agree to elect jointly in prescribed form pursuant to section 22 of the Income Tax Act (Canada) and the corresponding provisions of any other provincial tax legislation in respect of the amount of the consideration allocated to the accounts receivable attributable to the Canadian business operations of Advertising transferred to the Purchaser pursuant to this Agreement. Advertising agrees to deliver to the Purchaser on or before the Closing Date a certificate issued by the Minister of National Revenue under subsection 116(2) of the Income Tax Act (Canada) specifying a certificate limit not less than the Purchase Price allocated to the Advertising Assets located in Canada. Advertising agrees to deliver a certificate under Section 6 of the Retail Sales Tax Act (Ontario) issued by the Minister of Finance that all taxes payable or collectable by Advertising under that Act have been paid or are otherwise satisfactorily secured.

     Section 10.7 Dispute Resolution. In the event of a disagreement with respect to Sections 8.16, the last sentence of Section 8.21, or Section 9.12, the items in dispute shall be submitted to the New York City office of KPMG Peat Marwick, and if they refuse or are otherwise unable to serve, the New York City office of Deloitte & Touche (the "Arbitrator"), and the determination of the Arbitrator shall become final and conclusive upon the parties hereto and enforceable in a court of law. The Arbitrator shall consider only the items in dispute and shall be instructed to act within ten days to resolve all items in dispute. The Arbitrator shall determine the party (i.e. Omnicom and the Purchaser, on the one hand, or the Sellers, on the other hand, as the case may
be) whose asserted positions before the Arbitrator are in the aggregate further from the aggregate resolutions determined by the Arbitrator, which non-prevailing party shall pay the fees and expenses of the Arbitrator. Any such fees and expenses borne by the Sellers shall be deemed to be Transaction Costs.

     Section 10.8 Termination. This Agreement may be terminated and the sale of Assets and other transactions contemplated herein may be abandoned at any time prior to the Closing, notwithstanding the adoption of this Agreement by the stockholders of the Company by:

     (a) mutual consent of the Boards of Directors of each of the Sellers, Omnicom and the Purchaser;

     (b) either Omnicom and the Purchaser, on the one hand, or the Sellers, on the other hand, (provided the terminating party is not then in breach hereof) if the other party breaches its representations, warranties or covenants hereunder in any material respect and such breach is not cured within 30 days after the delivery of written notice thereof to such breaching party unless the breach of any such representation, warranty, or covenant does not materially adversely affect the business or assets of the breaching party or the ability of any or all parties to consummate the transactions contemplated hereby;

     (c) the Boards of Directors of either Omnicom and the Purchaser or the Sellers in the event a final and nonappealable order, decree or judgment of any court, agency, commission or governmental authority is issued or existing against the parties or any of them or any of their directors which would enjoin the transactions contemplated hereby; or

     (d) either Omnicom and the Purchaser, on the one hand, or the Sellers, on the other hand, if the Closing Date has not occurred prior to the close of business on December 31, 1995; or

     (e) either Omnicom and the Purchaser, on the one hand, or the Sellers, on the other hand, at any time after October 31, 1995 if the conditions to such parties' obligation to close set forth in Article VIII or IX, respectively, shall have become incapable of being satisfied by the close of business on December 31, 1995.

     Section 10.9 Effect of Termination. If this Agreement is terminated as provided in Section 10.8 hereof, this Agreement (except as otherwise herein provided) shall forthwith become void and there shall be no liability on the part of any party hereto or its respective officers or directors arising from the act of such permitted termination. Nothing herein shall preclude, however, any action or claim for damages to which any party is otherwise entitled as a result of breach by the other party hereto.

     Section 10.10Bulk Transfer Laws. The parties hereto agree that they will comply with the provisions of Section 1141(c) of the New York State Sales and Use Tax Law and the provisions of Sections 6811 and 6812 of the California Sales and Use Tax Law.

     Section 10.11No Merger. Before or after the Closing, neither the Company nor Advertising will take any action to merge or liquidate Advertising into the Company.

     Section 10.12 Transfer Tax Compliance. (a) The Sellers and the Purchaser shall comply with Article 31-B of the New York State Tax Law (the "Gains Tax"), relating to the New York State Real Property Transfer Gains Tax, Section 14.15 of the New York State Tax Law relating to the New York State Real Property Transfer Tax and Chapter 21, Title 11 of the Administrative Code of the City of New York relating the New York City Real Property Transfer Tax and any similar taxes of other applicable jurisdictions (all such taxes collectively, the "Transfer Taxes"). For such purposes, the Sellers, Omnicom and the Purchaser agree that the leasehold interests of the Sellers have no value and that no portion of the Purchase Price is allocable thereto.

     (b) If transferor and transferee questionnaires are required for compliance with the Gains Tax, the Sellers and the Purchaser shall promptly complete and execute such questionnaires, and the Sellers shall cause the questionnaires to be filed with the New York State Department of Taxation not later than twenty days prior to the Closing Date. Any similar pre-Closing filing required under the laws of any other applicable jurisdiction shall be made not later than the due date therefor.

     (c) At the Closing, the Sellers shall deliver and cause to be filed all returns required to be filed in connection with the Transfer Taxes.

     Section 10.13 Indebtedness to the Purchaser. At the Closing, the Purchaser will assume any indebtedness owing by the Company or Advertising to the Purchaser. Any such indebtedness shall be deemed discharged immediately after the Closing.


                                   ARTICLE XI

                           SURVIVAL; INDEMNIFICATION

     Section 11.1  Survival.  Subject to the  limitations  set forth in Sections
11.3 and 11.4 hereof, the respective representations, warranties, covenants and agreements of the Sellers, Omnicom and the Purchaser contained in this Agreement or in any Schedule, or in any certificate delivered at the Closing, shall survive the Closing. Notwithstanding any right of any party hereto fully to investigate the affairs of any other party, and notwithstanding any knowledge of facts determined or determinable pursuant to such investigation or right of investigation, each party hereto shall have the right to rely fully upon the representations, warranties, covenants and agreements of any other party contained in this Agreement or in any Schedule furnished by another party or in any certificate delivered at the Closing by any other party.

     Section 11.2 Obligation of the Company to Indemnify. Subject to the limitations set forth in Sections 11.3 and 11.4 hereof, the Company agrees to indemnify the Purchaser and its affiliates, directors, officers and employees (collectively the "Indemnified Parties") against, and to protect, save and keep harmless the Indemnified Parties from, and to assume liability for, payment of all liabilities (including liabilities for Taxes), obligations, losses, damages, penalties, claims, actions, suits, judgments, settlements, out-of-pocket costs, expenses and disbursements (including reasonable costs of investigation, and reasonable attorneys', accountants' and expert witnesses' fees, whether or not suit is brought) of whatever kind and nature, to the extent not covered by insurance which the applicable Indemnified Parties will be entitled to obtain the benefits of (collectively, "Losses"), that may be imposed on or incurred by the Indemnified Parties as a consequence of or in connection with (i) any inaccuracy or breach of any representation or warranty or covenant of either Seller contained in or made pursuant to this Agreement, other than any inaccuracy or breach with respect to the last sentence of Section 3.8; (ii) the breach of or failure by either Seller to perform or discharge any of its obligations under this Agreement or under the transactions contemplated hereby;
(iii) the assertion by any third party of any claim or cause of action relating to any liability of either Seller not assumed by the Purchaser pursuant to this Agreement; or (iv) any inaccuracy in or breach of the representation or warranty contained in the last sentence of Section 3.28 hereof. The term "Losses" as used herein is not limited to matters asserted by third parties against an Indemnified Party but includes Losses incurred or sustained by an Indemnified Party in the absence of third party claims.

     Section 11.3 Indemnification Procedures.

     11.3.1 Notice of Asserted Liability. The Purchaser shall promptly give notice (the "Claims Notice") to the Company of any demand, claim or circumstances which gives rise, or with the lapse of time would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in any Losses (an "Asserted Liability") without regard to the limitations on indemnification set forth in
Section 11.4 below. The Claims Notice shall describe the Asserted Liability in reasonable detail, shall indicate the amount (estimated if necessary, and to the extent feasible) of the Losses that have been or may be suffered by an Indemnified Party.

     11.3.2 Defense of Asserted Liability. If the facts giving rise to the claim for indemnification shall involve any actual or threatened claim or demand by any third party against any Indemnified Party or by an Indemnified Party against any third party (a "Third Party Claim"), the Purchaser shall have the right to defend or prosecute such Third Party Claim through counsel of the Purchaser's own choosing.

     11.3.3  Cooperation.   The  Sellers  shall  cooperate  in  the  defense  or
prosecution of any such claim or defense and furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested in connection therewith. The Sellers shall be entitled to participate in the defense or prosecution of any such claim, demand or litigation at their own expense and through counsel of their own choosing, but control thereof shall remain with the Purchaser. The Purchaser shall cooperate in such defense or prosecution to the same extent as the Sellers are obligated to cooperate under this Section 11.3.3.

     11.3.4 Settlements. The Company will not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld or delayed).


     Section 11.4 Limitations on Indemnification.

     11.4.1 Indemnity Cushion. Except as provided in the next sentence, no claim, action or other Asserted Liability (other than an Asserted Liability under Section 3.27 or one of the first two sentences of Section 3.28 hereof) with respect to Losses arising out of any of the matters referred to under clauses (i) through (iii) of Section 11.2 may be asserted until such time as claims, actions or other Asserted Liabilities with respect to Losses arising out of a matter referred to in clause (i) through (iii) of Section 11.2 shall exceed $300,000 in the aggregate (in which case the Company shall be liable for all Losses in excess of $300,000). Losses arising out of any of the matters referred to under clause (iv) of Section 11.2 shall be reimbursable without regard to the $300,000 cushion.

     11.4.2 Termination of Indemnification Obligations and Other Limitations.

          (i) Except as otherwise provided in this Section 11.4.2 (and in particular the provisions of clause (ii) of Sections 11.4.2), the obligation of the Company to indemnify shall terminate and be of no further force and effect on the "Termination Date," which shall be earlier to occur of (x) the date of the first independent audit report, if any, of the consolidated financial results of the Purchaser and the Businesses following the Closing Date or (y) one year from the Closing Date; provided, however, that (A) claims for Losses arising under clauses (i) through (iii) of Section 11.2 asserted in writing against the Company on or prior to the Termination Date shall survive until they are decided and are final and binding upon the Purchaser and the Company as contemplated by the Escrow Agreement, and (B) no claim for Losses arising under clauses (i) through
     (iii) of Section 11.2 may be asserted after the Termination Date.

          (ii) In that the matter identified in clause (iv) of Section 11.2 is an asset whose collectibility cannot reasonably be assured on the Execution Date, the limitations set forth in clause (i) of Section 11.4.2 on the obligations of the Company to indemnify shall not apply with respect to the matter as to which the Purchaser is entitled to be indemnified under clause
     (iv) of Section 11.2. Notwithstanding the foregoing, the obligation of the Company to indemnify for Losses arising under clause (iv) of Section 11.2 shall terminate and be of no further force and effect on the second anniversary of the Closing Date; provided, however, that (A) claims for


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

     Losses arising under clause (iv) of Section 11.2 asserted in writing against the Company on or prior to the second anniversary of the Closing Date shall survive until they are decided and are final and binding upon the parties hereto and (B) no claim for Losses arising under clause (iv) of
     Section 11.2 may be asserted after the earlier of (x) the second anniversary date of the Closing and (y) the date on which payments due under the Mojo Receivable shall have been fully paid or finally settled.

          (iii) The parties agree that the satisfaction of liabilities under the Escrow Agreement, and the procedures to be followed in respect thereof, are subject to the specific provision of such Escrow Agreement relating to the release of the Escrow Funds.

          (iv) Except as provided in Section 7.1, the rights of Omnicom and the Purchaser set forth in this Article XI are exclusive and in lieu of any and all other rights and remedies under this Agreement with respect to Losses, and such Losses shall be satisfied solely from the Escrow Funds in accordance with the provisions of this Article XI and the provisions of the Escrow Agreement and Omnicom and the Purchaser agree that except as provided in Section 7.1, none of the Indemnified Parties shall have any recourse for the payment of any Losses of any kind whatsoever against the Company or Advertising or their respective affiliates or past, present or future directors, officers and employees, the Stockholders or the holders of the EARs and EPUs, nor shall any of such persons be personally liable for any such Losses, it being expressly understood that the sole remedy of the Indemnified Parties shall be against the Escrow Funds in accordance with the Escrow Agreement.

          (v) Except as provided in Section 7.1, notwithstanding anything to the contrary contained in this Agreement or in the Escrow Agreement, (a) any rights of the Indemnified Parties of indemnification for Losses arising under clauses (i) through (iii) of Section 11.2 shall be satisfied solely from the General Escrow Fund, and the Indemnified Parties shall have no right of indemnity for any such Losses from the Special Escrow Fund and (b) any rights of the Indemnified Parties of indemnification for Losses arising under clause (iv) of Section 11.2 shall be satisfied solely from the Special Escrow Fund, and the Indemnified Parties shall have no right of indemnity for any such Losses against the General Escrow Fund.

     11.4.3  Treatment.  Any payments by the Sellers to the Purchaser under this
Article XI (or under the Escrow Agreement) shall be treated by the parties as an adjustment to Purchase Price.

     11.4.4 Tax Effects. A payment due and payable by Sellers hereunder (or under the Escrow Agreement) with respect to the matters set forth under clauses
(i) through (iii) of Section 11.2 shall be decreased to the extent of any net actual reduction in Taxes payable by the Purchaser upon its payment of Losses, determined at an assumed marginal tax rate equal to the highest marginal tax


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

rate then in effect for corporate taxpayers in the relevant jurisdiction, and taking into account the tax consequences to the Purchaser of the receipt of any payment due and payable by Sellers under this Article XI (or under the Escrow Agreement).

                                  ARTICLE XII

                                 MISCELLANEOUS

     Section 12.1 Expenses. Except as otherwise provided under Section 1.1.3(iv) hereof, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisors.

     Section 12.2 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York without reference to its conflict of laws provisions.

     Section 12.3 Jurisdiction. Except as provided in Section 10.7 and except with respect to disputes governed by the Escrow Agreement and required to be submitted to arbitration thereunder, any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts for itself the process in any action or proceeding by the mailing of copies of such process to it, at its address as set forth in Section
12.9. Each party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any person other than the respective parties to this Agreement. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS UNDER THIS AGREEMENT. In addition, the Company shall cause the Trustee of the Liquidating Trust to agree to and be bound by the provisions of this Section 12.3 by a written instrument addressed to the Purchaser and executed by such Trustee in connection with any suit, action or proceeding commenced by the Purchaser whose gravamen is a claim asserted under Article XI.

     Section  12.4  "Person"  Defined.   "Person"  shall  mean  and  include  an
individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or other department or agency thereof.

     Section 12.5 "Knowledge" Defined. Where any representation and warranty contained in this Agreement is expressly qualified by reference to knowledge, information and belief of a party, such party confirms that it has made such due and diligent inquiry as to the matters that are the subject of such representations and warranties that shall be reasonable under the circumstances.

     Section 12.6 "Affiliate" Defined. As used in this Agreement, an "affiliate" of any Person, shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

     Section 12.7 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 12.8 Confidentiality. Unless and until the Closing shall have occurred and except as may be required in connection with (i) any public announcement that Omnicom, the Purchaser and the Sellers have executed this Agreement, or (ii) any governmental filings contemplated under this Agreement, Omnicom, the Purchaser and the Sellers shall, and shall cause their respective employees, agents, consultants and representatives to, maintain in confidence and not otherwise use or permit the use of information, documents, and data respecting any other party to this Agreement furnished to them, or to any person or entity on their behalf. If this Agreement is terminated pursuant to Section
10.8 hereof or otherwise, each party shall (and Omnicom and the Purchaser shall cause any third party to whom it has made permitted disclosures to) (i) return to the other party or destroy all written information, documents, and data furnished to it or to any person or entity on its behalf, and (ii) maintain in confidence all information received by it, or by any person or entity on its behalf, and shall not use or permit the use of such information by others except to the extent that such information is elsewhere available to the public or otherwise rightfully obtained without violation of this Section 12.8 or any other agreement. Notwithstanding the foregoing, the foregoing provision shall not apply to the extent that Omnicom is required to make any announcement or file information relating to or arising out of this Agreement by virtue of the federal securities laws of the United States or the rules and regulations promulgated thereunder or other rules of the New York Stock Exchange, or any announcement by any party pursuant to applicable law or regulations.

     Section 12.9 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, if mailed by certified first class mail, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service, and in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

     If to either Omnicom or to the Purchaser, addressed to:

                      Omnicom Group Inc.
                      437 Madison Avenue
                      New York, New York 10022
                      Attention:  Chief Financial Officer
                      Fax:  (212) 415-3536

                           with a copy to:

                      Davis & Gilbert
                      1740 Broadway
                      New York, New York 10019
                      Attention:  Michael D. Ditzian, Esq.
                      Fax:  (212) 468-4888

If to either Advertising or to the Company, addressed to:

                      Chiat/Day Holdings, Inc.
                      180 Maiden Lane
                      New York, New York  10038
                      Attention:  Chief Financial Officer
                      Fax:  (212) 804-1200

(or following the dissolution of the Company, to the Trustee of the Liquidating Trust at such address as the Company shall provide to Omnicom and the Purchaser)

                      with a copy in either case to:

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, New York  10017
                      Attention: James M. Cotter, Esq.
                      Fax:  (212) 455-2502

     Section 12.10 Parties in Interest. This Agreement and the rights and obligations of the parties hereunder shall not be assignable to any Person without the written consent of all parties, except that, without the Sellers' consent, the Purchaser may direct either Seller to assign or transfer at the Closing (or subsequent to the Closing the Purchaser may transfer) all or any portion of the Assets and/or Assumed Liabilities to one or more of its subsidiaries. Such assignment or transfer shall not relieve the Purchaser of its obligations or diminish its rights hereunder. Subsequent to the Closing all rights of the Company hereunder shall be assignable by it to its stockholders


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

pro rata, and/or to the Liquidating Trust created for the benefit of the Stockholders, upon the liquidation of the Company and all rights of Advertising hereunder shall be assignable by it to the Company, its stockholder.

     Section 12.11 Severability. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

     Section 12.12 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     Section 12.13 Entire Agreement. This Agreement, including the Annexes, Schedules and Exhibits, and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior oral and written agreements and understandings between the parties with respect to such subject matter.

     Section 12.14 Amendment. This Agreement and the Annexes and Schedules attached hereto or heretofore delivered may be amended, supplemented or modified by the parties hereto only by an agreement in writing signed on behalf of each of the parties hereto following due authorization at any time.

     Section 12.15 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto and their respective successors and assigns as permitted under Section 12.10.

     Section 12.16 Extension; Waiver. The Sellers, on the one hand, and Omnicom (on behalf of itself and the Purchaser), on the other hand, each may, by instrument duly authorized in writing signed on behalf of each party, (a) extend the time for performance of any of the obligations or other acts of such other party, (b) waive any inaccuracies in the representations and warranties of such other party contained herein or in any document delivered pursuant hereto, or
(c) except as set forth in the first paragraph of each of Articles VIII and IX, waive compliance with any of the agreements or conditions of such other party contained herein. No such waiver or extension shall be effective unless in writing (and specifically describing the provision or provisions being waived) and signed by the party or parties sought to be bound thereby, and any such waiver or extension on a specific occasion shall not imply a waiver or extension on a future occasion.

     Section 12.17 Exchange Rate. Where a Section of this Agreement provides amounts in U.S. dollars for purposes of determining the disclosure required to


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be made  hereunder,  it is  understood  that the  equivalent  amounts in foreign currencies shall be calculated in accordance with GAAP.


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




     IN WITNESS WHEREOF, Omnicom, the Purchaser, the Company and Advertising have each caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized on the day and year first above written.

                                            OMNICOM GROUP INC.

                                             By:       /s/ Fred Meyer
                                                ----------------------------
                                                Name:  Fred Meyer
                                                Title:  Chief Financial Officer



                                             TBWA INTERNATIONAL INC.

                                              By:   /s/ William G. Tragos
                                                 ---------------------------
                                                 Name:  William G. Tragos
                                                 Title:  Chief Executive Officer



                                              CHIAT/DAY HOLDINGS, INC.

                                              By:       /s/ Jay Chiat
                                                 --------------------------
                                                 Name:      Jay Chiat
                                                 Title:  President and Chief
                                                         Executive Officer



                                              CHIAT/DAY INC. ADVERTISING

                                              By:       /s/ Jay Chiat
                                                 --------------------------
                                                Name:      Jay Chiat
                                                Title:  President and Chief
                                                        Executive Officer


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